                           SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                              (Amendment No. ___)

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[X]  Preliminary Proxy Statement

[_] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[_]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12

                            PETROCORP INCORPORATED
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

________________________________________________________________________________
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1)  Title of each class of securities to which transaction applies:

     ___________________________________________________________________________

     2)  Aggregate number of securities to which transaction applies:

     ___________________________________________________________________________

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     ___________________________________________________________________________

     4)  Proposed maximum aggregate value of transaction:

     ___________________________________________________________________________

     5)  Total fee paid:

     ___________________________________________________________________________

[_]  Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:

     ___________________________________________________________________________

     2)  Form, Schedule or Registration Statement No.:

     ___________________________________________________________________________

     3)  Filing Party:

     ___________________________________________________________________________

     4)  Date Filed:

     ___________________________________________________________________________

                                                                PRELIMINARY COPY


                            PETROCORP INCORPORATED
                         16800 Greenspoint Park Drive
                            Suite 300, North Atrium
                             Houston, Texas 77060


                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           to be held _______, 1999


To the Shareholders of
PetroCorp Incorporated:

     Notice is hereby given that the Annual Meeting of Shareholders (the "Annual Meeting") of PetroCorp Incorporated (the "Company") will be held at ___________________, __________________., Houston, Texas 77___, at _____ p.m.,
Houston time, on ___________, ________, 1999, for the following purposes:

          1. To approve a Management Agreement between the Company and Kaiser-Francis Oil Company, a Delaware corporation ("KFOC"), pursuant to which KFOC will provide management and administrative support services for all of the Company's operations and the operations of its wholly-owned subsidiaries, both in the United States and in Canada, as more fully described in the attached Proxy Statement. The Management Agreement is more completely described in the accompanying Proxy Statement and a copy of the Management Agreement is attached as Annex A.

          2. To elect two persons to serve as directors of the classified Board of Directors until the 2002 annual meeting and until their successors are elected and have qualified.

          3. To ratify the reappointment of PricewaterhouseCoopers LLP as the Company's independent accountants for the fiscal year ending December 31, 1999.

          4. To transact such other business as may properly come before the Annual Meeting or any adjournment or adjournments thereof.

     Shareholders of record at the close of business on ________, 1999 will be entitled to notice of and to vote at the Annual Meeting and any adjournment or adjournments thereof.

     Shareholders are cordially invited to attend the Annual Meeting in person. Those who will not attend and who wish their shares voted are requested to sign, date and mail promptly the enclosed proxy for which a stamped return envelope is provided.

                              By Order of the Board of Directors,


                              Craig K. Townsend, Secretary

Houston, Texas
___________, 1999


WHETHER OR NOT YOU PLAN TO BE PRESENT AT THE ANNUAL MEETING, YOU ARE URGED TO SIGN, DATE AND MAIL THE ENCLOSED PROXY PROMPTLY. IF YOU ATTEND THE ANNUAL MEETING, YOU CAN VOTE EITHER IN PERSON OR BY YOUR PROXY.

                                                                PRELIMINARY COPY

                            PETROCORP INCORPORATED
                         16800 Greenspoint Park Drive
                            Suite 300, North Atrium
                             Houston, Texas 77060

                               _________________

                                PROXY STATEMENT
                               _________________


                   SOLICITATION AND REVOCABILITY OF PROXIES

     This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of PetroCorp Incorporated, a Texas corporation (the "Company"), for use at the Annual Meeting of Shareholders to be held on _________, _______, 1999, at __________________________,
___________________________, Houston, Texas _____, at ____ p.m., Houston time, and at any adjournment or adjournments thereof (such meeting and adjournment(s) thereof referred to as the "Annual Meeting"). It is anticipated that the proxy and this Proxy Statement will be mailed to shareholders on or about __________, 1999.

     In addition to solicitation by mail, solicitation of proxies may be made by personal interview, special letter, telephone or telegraph by the officers, directors and employees of the Company. Brokerage firms will be requested to forward proxy materials to beneficial owners of shares registered in the names of such firms and will be reimbursed for their expenses. The cost of solicitation of proxies will be paid by the Company.

     A proxy received by the Company may be revoked by the shareholder giving the proxy at any time before it is exercised. A shareholder may revoke a proxy by notification in writing to the Company at 16800 Greenspoint Park Drive, Suite 300, North Atrium, Houston, Texas 77060, Attention: Secretary. A proxy may also be revoked by execution of a proxy bearing a later date or by attendance at the Annual Meeting and voting by ballot. A proxy in the form accompanying this Proxy Statement, when properly executed and returned, will be voted in accordance with the instructions contained therein. A proxy received by the Company which does not withhold authority to vote or on which no specification has been indicated will be voted in favor of approval of the Management Agreement (the "Management Agreement") between the Company and Kaiser-Francis Oil Company, a Delaware corporation ("KFOC"), described in this Proxy Statement and attached as Annex A, in favor of the nominees for director named in this Proxy Statement and in favor of the reappointment of PricewaterhouseCoopers LLP as the Company's independent accountants.

Quorum and Transaction of Business

     A quorum for the transaction of business at the Annual Meeting will be present if the holders of a majority of the shares of Common Stock entitled to vote are represented at the Annual Meeting in person or by proxy. Abstentions and broker non-votes are counted as present in determining whether the quorum requirement is satisfied. The affirmative vote of the holders of a majority of shares of Common Stock excluding shares owned by KFOC (the "Disinterested Shares") will be required to approve the Management Agreement. Directors will be elected by a plurality of the votes cast by the holders at the Annual Meeting. Ratification of the reappointment of the Company's independent accountants requires a majority of the shares entitled to vote and as to which votes are cast at the Annual Meeting. In the event the shareholders do not approve the reappointment of PricewaterhouseCoopers LLP to audit the Company's financial statements, the Audit Committee and Board of Directors will consider the appointment of other accountants. Abstentions from voting on any matter will be included in the voting tally and will have the same effect as a vote withheld on the election of directors or against the approval of the Management Agreement or ratification of the appointment of the independent accountants, as the case may be. Because broker non-votes are not considered "shares present" with respect to matters decided by a plurality of the votes or requiring the affirmative vote of a majority of shares represented in person or by proxy at the Annual Meeting, broker non-votes will not affect the outcome with respect to the approval of the Management Agreement, the election of directors or the ratification of the reappointment of the independent accountants.

     At the date of this Proxy Statement, management of the Company does not know of any business to be presented at the Annual Meeting other than those matters set forth in the Notice accompanying this Proxy Statement. If any other business should properly come before the Annual Meeting, it is intended that the shares represented by proxies will be voted with respect to such business in accordance with the judgment of the persons named in the proxy.

            WHERE CAN YOU FIND MORE INFORMATION ABOUT THE COMPANY?

     PetroCorp Incorporated files annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any reports, statements or other information filed by the Company at the Securities and Exchange Commission's public reference rooms at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the following regional offices of the Securities and Exchange Commission: Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and 7 World Trade Center, Suite 1300, New York, New York 10048. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the public reference rooms. The Company's filings are also available to the public from commercial document retrieval services and at the Internet web site maintained by the Securities and Exchange Commission at http://www.sec.gov.

     The Securities and Exchange Commission allows the Company to "incorporate by reference" information into this Proxy Statement. This means that we may disclose important information to you by referring you to another document filed separately with the Securities and Exchange Commission. The information incorporated by reference is considered to be part of this Proxy Statement, except for any information modified or superseded by information in (or incorporated by reference in) this Proxy Statement. This Proxy Statement incorporates by reference the documents set forth below that have been previously filed with the Securities and Exchange Commission. The documents contain important information about the Company and its finances.

PetroCorp Incorporated Securities and Exchange Commission Filings
(File No. 0-22650)

1. Annual Report on Form 10-K for the fiscal year ended December 31, 1998, as amended on Form 10-K/A filed by the Company on April 13, 1999; and

2. Quarterly Report on Form 10-Q for the period ended June 30, 1999, filed by the Company on August 16, 1999.

     The Company is also incorporating by reference additional documents that it may file with the Securities and Exchange Commission between the date of this Proxy Statement and the date of the Annual Meeting of shareholders. Statements contained in documents incorporated by reference may be modified or superseded by later statements in this Proxy Statement or by statements in subsequent documents incorporated by reference, in which case you should refer to the later statement.

     The Company will provide, without charge, a copy of any or all of its documents incorporated by reference in this Proxy Statement (other than exhibits to such documents, unless the exhibits are specifically incorporated by reference in such documents). You may obtain documents incorporated by reference in this Proxy Statement by requesting them in writing or by telephone from the appropriate party at the following address:

                            PetroCorp Incorporated
                         16800 Greenspoint Park Drive
                            Suite 300, North Atrium
                             Houston, Texas  77060
                             Attn:  Craig Townsend
                                (281) 875-2500

     If you would like to request documents from the Company, please do so by _____________, 1999 to receive them before the Annual Meeting.

     You should rely only on the information contained or incorporated by reference in this Proxy Statement to vote on the proposals before the Annual Meeting. We have not authorized anyone to provide you with information that is different from what is contained in this Proxy Statement. This Proxy Statement is dated _____________, 1999. You should not assume that the information contained in this Proxy Statement is accurate as of any date other than such date, and the mailing of this Proxy Statement shall not create any implication to the contrary.

The Company is a Texas corporation engaged in the oil and gas exploration and production business. Its principal offices are located at 16800 Greenspoint Park Drive, Suite 300, North Atrium, Houston, Texas 77060, and may be reached by telephone at (281) 875-2500. Its common stock is registered pursuant to Section 12(g) of the Securities Exchange Act of 1934 and traded on the American Stock Exchange.

            COMMON STOCK OUTSTANDING AND PRINCIPAL HOLDERS THEREOF

     The Board of Directors has fixed the close of business on ________, 1999 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. At that date, there were outstanding _________ shares of common stock, par value $.01 per share, of the Company ("Common Stock"), and the holders thereof will be entitled to one vote for each share of Common Stock held of record by them on that date.

Beneficial Ownership of Common Stock

     The following table sets forth information with respect to the shares of Common Stock owned of record and beneficially as of August 25, 1999 by all persons who own of record or are known by the Company to own beneficially more than 5% of the outstanding Common Stock, by each director and executive officer, and by all directors and executive officers as a group:

                                                                                  Shares Owned Beneficially
                                                                             -----------------------------------
     Name                                                                          Number            Percent
     ----                                                                    -----------------  ----------------
Gary R. Christopher (1)....................................................       4,334,957            50.0%
W. Neil McBean (2).........................................................         245,046             2.8
A.F. (Tony) Pelletier (2)..................................................         101,504             1.2
J. Les Watson (2)..........................................................          20,500               *
Craig K. Townsend (2)......................................................          48,621             0.6
Lealon L. Sargent (2)......................................................         329,185             3.7
Thomas N. Amonett (3)......................................................           7,000               *
G. Jay Erbe, Jr. (4).......................................................       1,737,500            20.1
Stephen M. McGrath (5).....................................................           1,000               *
Robert C. Thomas (3).......................................................           7,000               *
All directors and executive officers as a group (10 persons) (6)...........       6,832,313            74.7
Kaiser-Francis Oil Company (7).............................................       4,327,457            49.9
St. Paul Fire and Marine Insurance Company (8).............................       1,737,000            20.1
Royce & Associates, Inc....................................................         469,600             5.4

_____________________
*    Less than 0.5%.

(1) Includes 4,327,457 shares owned by KFOC. This director is an employee of KFOC and may be deemed to be the beneficial owner of these shares. This director disclaims beneficial ownership of these shares. Also includes 6,000 shares subject to issuance within 60 days upon the exercise of stock options.
(2) Mr. McBean's amount includes 153,250 shares, Mr. Pelletier's amount includes 93,000 shares, Mr. Watson's amount includes 20,000 shares, Mr. Townsend's amount includes 45,000 shares and Mr. Sargent's amount includes 158,750 shares, all subject to issuance within 60 days upon the exercise of stock options.
(3) Mr. Amonett's amount includes 6,000 shares and Mr. Thomas's amount includes 6,000 shares subject to issuance within 60 days upon the exercise of stock options.
(4) Includes 873,000 shares owned by Park Avenue Exploration Corporation and 858,000 shares owned by United Stated Fidelity and Guaranty Company, both wholly-owned subsidiaries of St. Paul Fire and Marine Insurance Company ("St. Paul"). Also includes 6,000 shares subject to issuance within 60 days upon the exercise of stock options; these options were issued to this director, who assigned them to his employer. This director is an officer of St. Paul or a subsidiary thereof and may be deemed to be the beneficial owner of these shares. This director disclaims beneficial ownership of these shares.
(5) Includes 1,000 shares subject to issuance within 60 days from the exercise of stock options. Excludes 5,000 shares subject to issuance within 60 days upon the exercise of stock options; these options were issued to this director, who assigned them to his employer.
(6) Includes 495,000 shares subject to issuance within 60 days upon the exercise of stock options. Also includes certain shares as to which beneficial ownership is disclaimed by Messrs. Erbe and Christopher. If the aggregate of 6,064,457 shares as to which beneficial ownership is disclaimed by Messrs. Erbe and Christopher were excluded, the percentage as a group would be 8.4%.
(7)  Address is 6733 South Yale, Tulsa, Oklahoma 74136.  KFOC files a Schedule
     13D.

(8) Address is 385 Washington Street, St. Paul, Minnesota 55102. Consists of 873,000 shares owned by Park Avenue Exploration Corporation and 858,000 shares owned by United States Fidelity and Guaranty Company. Includes 6,000 shares subject to issuance within 60 days from the exercise of stock options. Both of these companies are wholly-owned subsidiaries of St. Paul, which has the power to direct the voting and disposition of the shares held by such subsidiaries and, therefore, may be deemed to be the beneficial owner of such shares. St. Paul acquired USF&G Corporation in February 1999. The address of Park Avenue Exploration Corporation is 6225 Centennial Way, Baltimore, Maryland 21209. The address of United States Fidelity and Guaranty Company is 385 Washington Street, St. Paul, Minnesota 55102.

               PROPOSAL NO. 1 - APPROVAL OF MANAGEMENT AGREEMENT

       The Board of Directors of the Company has unanimously approved a Management Agreement under which KFOC will provide management and administrative support services for all of the Company's operations and the operations of its wholly-owned subsidiaries, both in the United States and Canada. A copy of the Management Agreement is attached to this Proxy Statement as Annex A. The Management Agreement provides that it is subject to shareholder approval. In addition to the approval of shareholders generally, the Board of Directors has determined that a majority vote by the holders of the Disinterested Shares should be required for approval. KFOC, which is not an owner of Disinterested Shares, has indicated that it will vote its shares of common stock of the Company in favor of approval of the Management Agreement.

       The Company is a Texas corporation engaged in the oil and gas exploration and production business. KFOC, a privately held Delaware corporation, is also engaged in the oil and gas exploration and production business. KFOC owns approximately forty-nine and nine-tenths percent (49.9%) of the issued and outstanding common stock of the Company. In order to permit the Company to manage its operations in a more cost efficient and effective manner and, as a result, increase funds available to pursue growth opportunities and otherwise maximize shareholder value, the Board unanimously recommends that the Management Agreement be entered into with KFOC. Pending shareholder approval of the Management Agreement, the Company has entered into a less comprehensive Interim Consulting Agreement, dated August 3, 1999, and effective as of September 1, 1999, with KFOC. The Interim Consulting Agreement may be terminated by either party upon thirty days prior written notice to the other party.

       The Company recommends voting "for" the approval of the Management Agreement.

IMPORTANT QUESTIONS ABOUT THE MANAGEMENT AGREEMENT

What am I being asked to vote on?

You are being asked to approve a Management Agreement between the Company and KFOC.

Why am I being asked to vote?

The Management Agreement is with KFOC, which owns approximately 49.9% of the Company's outstanding common stock. One officer and director of the Company is an officer and employee of KFOC. As a result of these factors and to avoid possible invalidity of the Management Agreement under Texas law, the Board of Directors of the Company determined that the Management Agreement should be submitted to the Company's shareholders for approval and that approval of holders of a majority of the Disinterested Shares (i.e. the common stock of the Company, excluding shares owned by KFOC) should be required.

What vote is required to approve the Management Agreement?

A majority of the holders of Disinterested Shares must vote in favor of approving the Management Agreement. In addition, the affirmative vote of a majority of the holders of shares entitled to vote and, in fact, voting at the Annual Meeting (including shares voted by KFOC) will be required.

Has the Company's Board of Directors approved the Management Agreement?

Yes. The Company's Board of Directors unanimously approved the Management Agreement at a Board meeting on July 21, 1999, and recommends that you vote to approve the Management Agreement.

What is the purpose of the Management Agreement?

The Management Agreement provides for KFOC to conduct oil and gas operations and to perform administrative functions on behalf of the Company. The Company believes that it will permit management of the Company's affairs in a more cost effective and efficient manner and, as a result, maximize shareholder value. For example, the Company expects that the Management Agreement, along with previous cost reductions, will initially result in the reduction of general and administrative costs by an estimated $4.5 million from 1998 levels (including direct and capitalized general and administrative costs) and thereby increase funds available to pursue new growth opportunities. In order to enhance the ability of KFOC to provide services to the Company efficiently, the Company anticipates moving its headquarters to Tulsa, Oklahoma.

Who is KFOC?

KFOC is a privately held Delaware corporation, headquartered in Tulsa, Oklahoma, engaged in the oil and gas exploration and production business. KFOC owns beneficially approximately forty-nine and nine-tenths percent (49.9%) of the issued and outstanding common stock of the Company. More specific information about KFOC is set forth on page 11 of this Proxy Statement.

Under the Management Agreement, will the Company continue to grow?

Under the Management Agreement, KFOC would seek out and recommend corporate growth opportunities to the Company's Board of Directors, including identifying new oil and gas prospects and potential property acquisitions. Although there can be no assurance that suitable opportunities will arise, it is the intent that the Company will continue to take advantage of such opportunities when presented.

What duties will KFOC perform under the Management Agreement?

The Management Agreement provides that KFOC will perform oil and gas operations and administrative support functions to reduce administrative costs and, thereby, allow greater growth opportunities by the Company and its subsidiaries, PCC Energy Inc., PCC Energy Corp. and the latter's subsidiary, PCC Energy Limited, with respect to their properties in both the United States and Canada.

Oil and gas operations to be performed by KFOC would include, for example:

  . geological and geophysical functions, including prospect generation and evaluation;
  . identification and evaluation of potential property acquisitions and divestitures;
  .  engineering;
  .  lease operations;
  .  marketing;
  .  contract negotiation and administration;
  .  regulatory compliance; and
  .  land functions.

In addition, KFOC would perform administrative functions on behalf of PetroCorp, including, for example:

  .  land functions;
  .  accounting, tax and audit functions;
  .  insurance;
  .  investor relations; and
  . retaining third party consultants, such as attorneys and accountants, on behalf of PetroCorp.

Will the Company's assets be commingled with those of KFOC?

No. The Company will retain title to its existing properties and any future property acquisitions. KFOC may not commingle the Company's assets with those of KFOC.

What functions will be retained by the Company?

Under the Management Agreement, KFOC may not make material decisions without the approval of the Company's Board of Directors. Material decisions include:

  .  expenditures in excess of $250,000;
  .  sales of Company assets valued in excess of $500,000;
  .  long term production sales agreements;
  . placement of certain liens on the Company's assets; and . initiation or settlement of material litigation.

The Company's principal officers, who will be nominated by KFOC and approved by the Company's Board of Directors, will be responsible for executing all contracts and other instruments on behalf of the Company. Upon shareholder approval of the Management Agreement, the Company anticipates that its principal officers will be those listed on pages 12 and 13 of this Proxy Statement under the subheading "Proposed Executive Officers of the Company."

KFOC will perform the other functions customarily performed by publicly traded companies engaged in oil and gas exploration and development; however, KFOC will retain third-party consultants to perform certain functions (such as legal representation, auditing and independent engineering) that are not currently performed in-house by either the Company or KFOC.

What is KFOC's fee for its services?

KFOC's compensation for rendering services under the Management Agreement has three components:

  .  a Services Fee;
  .  an Overriding Royalty; and
  . a working interest or "Back-In," to be effective after "prospect payout," as more fully described below.

For properties not operated by the Company, the Services Fee payable to KFOC will, in most cases, be equal to $50.00 per month per well. As to properties operated by the Company, KFOC will receive as its Services Fee the administrative and overhead fees charged under applicable operating agreements. The Company estimates that the aggregate Services Fee will equal approximately $1.4 million per year at the current level of operation.

As to new prospects identified by KFOC, whether on existing Company properties or on properties acquired by the Company after the effective date of the Management Agreement, KFOC will receive an overriding royalty interest of 1% or 2%, proportionately reduced in the event the Company owns less than the entire interest in the burdened leases or the Company's leases cover less than the entire mineral interest in the subject lands. (An "overriding royalty interest" is a percentage interest in the gross production from an oil and gas lease, free of the expense of production.)

In addition to the overriding royalty interest, KFOC will receive, after "prospect payout" (as described below), an assignment of 15% or 25% of the Company's working interest in the new prospects it identifies, all as further described in the copy of the Management Agreement attached to this Proxy Statement as Annex A. "Prospect payout" would be deemed to have occurred (and KFOC would be entitled to a percentage of the Company's working interest in a prospect) when the cumulative net proceeds received from the prospect equal the cumulative exploration and development costs associated with the prospect.

KFOC will not receive an overriding royalty or an assignment of working interest with respect to the Company's current or hereafter acquired proved oil and gas reserves. Further, on certain excluded lands that are within existing areas of mutual interest ("AMIs") with third parties, KFOC will not receive an overriding royalty or an assignment of working interest with respect to new prospects identified during the term of the AMIs.

In addition, the Company will reimburse KFOC for certain direct out-of-pocket expenses identified in the Management Agreement that are incurred by KFOC in performing its obligations thereunder.

What happens if disputes arise under the Management Agreement?

If disputes arise under the Management Agreement, either the Company or KFOC may submit the dispute to a three member Resolution Committee, comprised of the Chairman of the Company and one member from each of the respective Boards of Directors of the Company and KFOC. If the Resolution Committee is unable to resolve the dispute to the parties' mutual satisfaction, then either party may submit the dispute to binding arbitration.

When will the Management Agreement take effect?

The Management Agreement will take effect on the first day of the month following the month in which the Company's shareholders approve the Management Agreement. Upon receipt of shareholder approval, KFOC will begin to assume the performance of those operations of the Company not already being performed under the Interim Consulting Agreement. It is anticipated that the transition to full operation by KFOC will be completed shortly after shareholder approval, but in any case within six months after such approval. Certain Company employees may continue to be employed by the Company until completion of the transition period.

How long will the Management Agreement remain in effect?

After the first anniversary of the effective date of the Management Agreement, either party may terminate the Management Agreement upon six months advance notice to the other party. The Management Agreement will remain in effect until terminated by either party.

What happens if shareholder approval of the Management Agreement is not obtained?

While the Interim Consulting Agreement between the Company and KFOC would continue to operate at least temporarily, the failure of shareholders to approve the Management Agreement might result in the need to hire contract employees to provide the services that KFOC would provide under the Management Agreement.

What risks might arise from the Management Agreement?

Operational inefficiencies may occur during the transition period.

During the transition period to operation by KFOC, which is not anticipated to exceed six months, some operational inefficiencies may occur as KFOC's personnel become familiar with the Company's properties and operations.

KFOC may not perform to the Company's satisfaction.

Although the Company believes that KFOC is well qualified to perform oil and gas operations and administrative services on behalf of the Company, there is the risk that KFOC may not perform the services to the Company's satisfaction. To address this risk, the Management Agreement requires, among other matters, that KFOC perform its duties in good faith, as a reasonable, prudent operator and in compliance with applicable law. The Company may be entitled to indemnification or damages if KFOC fails to perform in accordance with this standard of care. Further, after the first anniversary of the effective date of the Management Agreement, the Company may, upon six months notice, terminate KFOC if the Company is dissatisfied with its performance.

The Company may need to hire contract employees to conduct the business.

After the end of the transition period to operation by KFOC, the Company will no longer employ the personnel necessary to perform the Company's functions. Consequently, should the Management Agreement be terminated by either party, the Company will need to contract with another party to provide these services or hire the personnel necessary to perform these functions. There is no assurance that the Company will be able to timely and cost-effectively make such alternate arrangements.

KFOC may have conflicts of interest with the Company.

KFOC is actively and substantially engaged in the oil and gas exploration and production business, including, in some cases, operations in geographical areas in which the Company currently owns interests. Under the Management Agreement, KFOC may continue to engage in such activities, even though its activities might be considered to be in competition with the Company's oil and gas activities. Accordingly, in some cases, if KFOC acquires new properties or develops new prospects on its own behalf, rather than on behalf of the Company, the potential for actual or apparent conflicts of interest exists.

To address the potential for conflicts of interest, the Management Agreement requires that KFOC, acting in good faith, evaluate whether new prospects should be acquired on behalf of the Company, on behalf of KFOC, or on behalf of them both, based on a variety of factors, including

  . the geographic proximity and geologic comparability of the new prospect to the parties' respective existing properties;
  . the potential for drainage or other adverse impact by the new prospect on the Company's existing properties;
  . the nature and extent of risk involved in the new prospect; and . budgetary constraints.

Under the Management Agreement, if the Company's Board of Directors adopts a resolution determining that KFOC's prospect allocation is unreasonable or not made in good faith, then KFOC must offer all of the prospect, or such portion as the Company may elect, to the Company on the same terms as the prospect was acquired by KFOC.

KFOC may subcontract with its affiliates, resulting in conflicts of interest.

KFOC may from time to time arrange contracts with certain of its affiliates to perform services on behalf of the Company. Such arrangements have the potential to create real or apparent conflicts of interest. Accordingly, the Management Agreement requires that any such affiliated transactions be under terms and conditions at least as favorable as those prevailing for comparable transactions between unaffiliated parties. If the Company's Board of Directors adopts a resolution determining that the affiliated transaction does not satisfy this standard, then the transaction shall not be binding upon the Company.

BACKGROUND

     As a result of significant volatility in the oil and gas exploration and production industry in the United States, the Board of Directors of the Company began considering possible merger opportunities in 1995 and continued to evaluate strategic opportunities to enhance shareholder value over the following two years. In late 1997, the Board specifically directed W. Neil McBean, the President and Chief Executive Officer of the Company, and Gary Christopher, a director of the Company and officer of KFOC, to initiate discussions with possible merger candidates. During the remainder of 1997 and the first eight months of 1998, management of the Company conducted preliminary discussions with several companies regarding potential business combinations, none of which resulted in definitive proposals or offers.

     In September 1998, Mr. Christopher advised the Board that George Kaiser, the majority owner of KFOC, had raised the possibility of taking the Company private, thereby reducing the number of the Company's shareholders and eliminating the need to comply with certain federal securities laws. At a meeting on October 14, 1998, KFOC proposed a plan under which certain shareholders would have the option to retain undivided interests in the Company's oil and gas properties while the remaining shareholders would be given cash for their stock. This proposal was documented in a letter to the Company dated October 21, 1998, and shortly thereafter the Board appointed a Special Committee to consider the KFOC proposal and other proposals to maximize shareholder value.

     At the regularly scheduled Board meeting on November 12, 1998, the Special Committee recommended, and the Board approved, the engagement of CIBC Oppenheimer Corp. ("CIBC") to serve as financial advisor to the Company. CIBC presented a report at such meeting on the strategic alternatives available to the Company, including the proposal made in KFOC's letter of October 21, 1998. The Board unanimously approved the recommendation of CIBC to pursue a "limited auction," which CIBC believed would allow the Board the opportunity to assess alternatives for maximizing value for all shareholders. To preserve the ability of the Board to negotiate with possible bidders during this and other times when the Company could be an acquisition target, the Special Committee also recommended, and the Board approved, the adoption of a Shareholder Rights Plan.

     Over the course of the next three months CIBC and Company personnel prepared and distributed information to parties that might be interested in acquiring the assets or stock of the Company. Presentations were made to several interested parties in a "data-room" format and, ultimately, CIBC received preliminary written proposals from several parties on or about March 1, 1999.

     CIBC reviewed the auction process for the Board at its next regular meeting on March 10, 1999. The Board unanimously determined to pursue two acquisition proposals that had been received, one of which was for the Company's U.S. operations and the other of which was for the Company's Canadian operations. At the same time, the Board approved management's recommendation to initiate staff reductions to improve the Company's cost structure and financial strength. While the Board recognized this would limit the Company's U.S. exploration capability, the Board believed the staff cuts would preserve the Company's ability to acquire proved reserves and its Canadian exploration capability.

     Over the course of the next four weeks, representatives of the Company, CIBC and the parties whose preliminary proposals had been selected by the Board negotiated possible terms of the proposed acquisitions. These negotiations resulted in final proposals that were rejected by the Board as inadequate. In the opinion of CIBC and the management of the Company, the financial strains resulting from low oil and gas prices between late 1997 and early 1999 had impaired the ability of many companies in the industry to pursue acquisitions, especially on terms that would be favorable to the Company.

     On April 26, 1999, KFOC submitted a proposal to provide certain management services to the Company that had previously been provided by the Company's own employees. KFOC estimated that it could reduce the Company's general and administrative costs associated with these services by 75%. In a series of telephone conversations with each of the Board members during the first week of May, each Board member indicated his support for the proposal.

     On May 17, 1999, KFOC submitted written notice of revocation of its proxy for the annual meeting of shareholders that was scheduled for the next day. In a telephone conversation on May 17, KFOC advised the Company that it wanted the next shareholder meeting to include consideration of the KFOC management services proposal. Without KFOC's proxy, there were insufficient holders of the Company's outstanding common stock present at the proposed annual meeting to constitute a quorum. Accordingly, the meeting was adjourned without action being taken on the proposals related to election of directors and ratification of independent accountants that were to have been considered by the Company's shareholders.

     At its regularly scheduled meeting on May 18, 1999, the Board considered a more detailed management services proposal that was received from KFOC that day. The Board also directed management to negotiate and prepare the necessary agreements for the proposed management services arrangement with KFOC. On May 20, 1999, the Company executed a letter of intent with KFOC reflecting the principal terms of the arrangement, and thereafter pursued finalization of a definitive management agreement.

     The Management Agreement was approved by the Company's Board, subject to approval of holders of the Disinterested Shares, at a special meeting on July 21, 1999. At such meeting, the Board also approved an Interim Consulting Agreement with KFOC under which KFOC agreed to provide, during the period pending shareholder approval, more limited services than those contemplated by the Management Agreement. In addition and upon Mr. McBean's recommendation, the Board approved the election of Mr. Christopher as President and Chief Executive Officer of the Company effective upon execution of the Interim Consulting Agreement and the Management Agreement, both of which were thereafter executed on August 3, 1999.

ADDITIONAL INFORMATION ABOUT KAISER-FRANCIS OIL COMPANY

     KFOC is a privately held independent oil and gas production company headquartered in Tulsa, Oklahoma, with a Canadian exploration and production office located in Calgary, Alberta. KFOC has had continuous involvement in the oil and gas industry through predecessor entities since the 1930s. It is wholly-owned by members of the George B. Kaiser family.

     KFOC holds over 8,000 producing property interests and operates approximately 2,500 active oil or gas wells. KFOC has producing properties in 23 states and two Canadian provinces. Current net production from these properties is approximately 250 million cubic feet of natural gas per day and 6,500 barrels of oil per day. KFOC has district production offices in Ardmore and El Reno, Oklahoma; Ellinwood, Kansas; Odessa and Perryton, Texas; and in Calgary, Alberta. A Gulf Coast exploration office is located in Houston, Texas.

     KFOC currently employs approximately 350 people, including more than 45 oil and gas professionals with an average experience level of over 20 years. Of these professionals, ten are geologists, two are geophysicists, 25 are petroleum engineers, four are attorneys, and six are land personnel. KFOC also employs many accounting and data processing professionals with various expertise in the oil and gas producing business.

PROPOSED EXECUTIVE OFFICERS OF THE COMPANY

The Company anticipates that the persons listed below will be nominated by KFOC and elected as the principal executive officers of the Company at the effective date of the Management Agreement, if it is approved. A.F. (Tony) Pelletier and
J. Les Watson are currently employees of the Company and are expected to remain employees of the Company through the transition period contemplated by the Management Agreement, at which time they may become employees of KFOC or one of its affiliates. All of the other proposed principal executive officers are currently KFOC employees.

Gary R. Christopher - President and Chief Executive Officer - Mr. Christopher was elected President and Chief Executive Officer of the Company on August 3, 1999. Mr. Christopher has been a director of the Company since August 1996. He is also a director of Middle Bay Oil Company, a publicly traded oil and gas production company located in Houston, Texas. KFOC currently owns _____% of Middle Bay. Mr. Christopher has been acquisitions coordinator for KFOC since 1996 and also held that position from 1985 until 1991 when he became Senior Vice President and Manager of Energy Lending for Bank of Oklahoma. Approximately 78% of the outstanding capital stock of Bank of Oklahoma is owned by George B. Kaiser. Prior to 1985, Mr. Christopher held various engineering and management positions with Texaco, Amerada Hess and the First National Bank of Tulsa. He received a B.S. in Petroleum Engineering from the University of Missouri at Rolla in 1973.

A.F. (Tony) Pelletier - Executive Vice President and Chief Operating Officer - Mr. Pelletier is currently the Company's Vice President-U.S. Operations, having been elected in November 1997 after serving as Vice President-Production since May 1996. With 23 years experience in the oil and gas industry, Mr. Pelletier is responsible for the Company's exploration and production activities in the United States. Mr. Pelletier joined the Company in 1984 and has previously served as General Manager - Gulf, Rockies and Canada Division, Engineering Manager and Chief Reservoir Engineer. From 1978 to 1984, he served in a variety of engineering and supervisory positions with Exxon Company, USA. Mr. Pelletier is a registered professional engineer and received a B.S. in Mechanical Engineering and an M.Eng. in Civil Engineering from Texas A&M University.

J. Les Watson - Vice President of Canadian Operations - Mr. Watson is currently Vice President-Canadian Operations of the Company, having been elected in November 1997 after serving as the Company's Canadian Exploration Manager for five years. With 30 years experience in the Canadian oil and gas industry, Mr. Watson is responsible for the Company's exploration and production activities in Canada. Prior to joining the Company in 1993, Mr. Watson was Exploration Manager for BHP Petroleum (Canada) Ltd. and previously held various management positions with several independent oil companies in Calgary after his initial employment with Amoco Canada in 1969. Mr. Watson is a registered professional geologist and has a B.Sc. in Honours Geology from the University of British Columbia.

Richard L. Dunham - Vice President for Engineering - Mr. Dunham has held various positions since joining KFOC in 1985. He has been a member of the management committee, Manager of Canadian Enhancements, Special Projects Manager, and has performed duties as a Petroleum, Reservoir, and Acquisitions Engineer. In addition, Mr. Dunham has considerable experience in reserve analysis, economics and risk analysis, gas marketing and contracts, and oil and gas litigation throughout the US and western Canada. Mr. Dunham graduated Magna Cum Laude in Petroleum Engineering from the University of Missouri at Rolla in 1973, and joined Shell Oil Company in New Orleans, working South Louisiana and Offshore in Operations and Reservoir Engineering. From 1979 through 1985 he held positions as Acquisitions Engineer, Enhanced Recovery Projects Manager, Operations and Engineering Manager for MAPCO, R&R Exploration, Twin Eagle Petroleum, Petra Petroleum, and Santa Fe Minerals.

Steve Berlin - Vice President and Chief Financial Officer - Mr. Berlin is Vice President and Chief Financial Officer of KFOC, where he has been employed since February 1999. Prior to joining KFOC, Mr. Berlin was on the faculty of the University of Tulsa, where he taught business and finance courses to graduate and undergraduate students. From 1973 through 1996, Mr. Berlin worked for CITGO Petroleum Corporation and its predecessors in various financial and management positions, including the last ten years as Chief Financial Officer. Mr. Berlin has an MBA from the University of Wisconsin and is a graduate of the Stanford Executive Program. He is a Certified Public Accountant and has been honored by the Oklahoma society of CPA's as its Outstanding CPA in Industry. Mr. Berlin has served on several boards including the Goodwill Industries, the American Petroleum Institute, and the American Assembly of Collegiate Schools of Business.

Ted Jacobson - Vice President for Operations - Mr. Jacobson is Manager of Drilling and Production for KFOC. He has been employed by KFOC since 1980. Mr. Jacobson began his oil and gas career in 1967 with Sunray DX Oil Company (later Sun Oil Company) in Corpus Christi, Texas, as a drilling and production engineer. From 1969 through 1978, he served in various positions such as Production Engineer, Manager of Conservation, Area Engineer and Region Manager of Engineering in Tulsa, Oklahoma. From 1978 until 1980, he was District Engineer with Sun Gas in the Houston, Texas, offshore office. Mr. Jacobson graduated from St. Johns University in Minnesota in 1963 with a B.A. in Math and Physics. He served in the U.S. Army Corp of Engineers from 1963 until 1967, when he was discharged with the rank of Captain.

Michael W. Moore - Vice President of Marketing - Mr. Moore has been Manager of Marketing for KFOC since he joined the Company in 1980. Prior to that time, he served as General Counsel and Manager of Gas Marketing for Edwin L. Cox in Dallas, Texas. He also worked as an attorney for Tennessee Gas Pipeline Co., Columbia Gulf Pipeline Co. and Texas Oil and Gas Corp. Mr. Moore has an undergraduate degree from Southern Methodist University and graduated from the University of Houston Law School in 1969.

                    PROPOSAL NO. 2 - ELECTION OF DIRECTORS

     The Company's Board of Directors is composed of seven persons who hold office for staggered three-year terms. Two directors are to be elected at the Annual Meeting as Class III directors to serve until their terms expire in 2002. The Company recommends voting for the election of each of the nominees for director listed below. If, for any reason, at the time of the election one or more of such nominees should be unable to serve, the proxy will be voted for a substitute nominee or nominees selected by the Board of Directors.

     Unless authority is withheld, duly executed proxies will be voted for the election of Messrs. Gary R. Christopher and Stephen M. McGrath to hold office until the annual meeting of shareholders to be held in the year 2002 and until each of their respective successors is elected and qualified.

     The Company recommends voting "For" each of the nominees.

Nominees for Director

     The following table sets forth the name and age of each nominee listed in the enclosed form of proxy for Class III directors to hold office until the annual meeting of shareholders to be held in the year 2002, his principal position with the Company and his term as director of the Company.


  Name                        Age            Term of Office           Position
  ----                        ---            --------------           --------
  Gary R. Christopher         49             1996-Present             Director
  Stephen M. McGrath          64             1986-Present             Director

     Gary R. Christopher has been a director of the Company since August 1996 and was elected President and Chief Executive Officer of the Company as of August 3, 1999. He has been Acquisitions Coordinator of Kaiser-Francis Oil Company since January 1996. Prior to that, he served for five years as Senior Vice President and Manager of Energy Lending for Bank of Oklahoma.

     Stephen M. McGrath has been a director of the Company since 1986. Mr. McGrath served as a Managing Director for CIBC-Oppenheimer Corp. from 1997 until his retirement in April 1998. Previously, Mr. McGrath served as an Executive Vice President of Oppenheimer & Co., Inc., and as the Director of its Corporate Finance Department. Prior to his employment by Oppenheimer in 1983, he was with Warner-Lambert Company for 11 years as Senior Vice President of Planning and Development. Before joining Warner-Lambert Company, Mr. McGrath was Controller and Assistant Treasurer of Sterling Drug, Inc., and a CPA for Price Waterhouse & Co. He also serves as a director of Alliance Pharmaceutical Corporation and of several privately held companies.

Other Directors

     The following table sets forth the name and age of each director of the Company not up for election this year, his principal position with the Company, the year he became a director of the Company and the year that his term as a director expires.


                                     Term     Director
  Name                       Age    Expires     Since     Position
  ----                       ---    -------     -----     --------
Lealon L. Sargent..........  69       2000      1983       Chairman of the Board
W. Neil McBean.............  51       2001      1983       Director
Thomas N. Amonett..........  55       2001      1993       Director
Robert C. Thomas...........  70       2001      1997       Director
G. Jay Erbe, Jr............  52       2000      1992       Director


     Lealon L. Sargent has been Chairman of the Board of the Company and a director since 1983. Mr. Sargent co-founded PetroCorp in July 1983, and previously served as Chief Executive Officer and as President and Chief Operating Officer. Mr. Sargent worked in the oil and gas industry for over 39 years before retiring from the Company's management at the end of 1997. From 1981 to 1983, Mr. Sargent was President of ENI Exploration Company. From 1980 to 1981, he was President of Hamilton North America. Prior to that time, Mr. Sargent spent the majority of his career with Tenneco Oil Company, rising to the position of Senior Vice President of Worldwide Exploration and of North American Onshore Exploration and Production. He received a B.S. in Geology from the University of Oklahoma and an A.M.P. from Harvard Graduate School of Business.

     W. Neil McBean served as Chief Executive Officer of the Company from 1996 until August 1999 and President from 1986 until August 1999. He has been a director since 1983. Mr. McBean co-founded PetroCorp in 1983, and previously served as Senior Vice President. Mr. McBean has 30 years of experience in the oil and gas industry. During 1982 and 1983, he was Vice President of Production for ENI Exploration Company. Prior to that time, he spent 13 years with Tenneco Oil Company, where he served in a range of management and technical capacities. Mr. McBean received a B.A.Sc. in Chemical Engineering from the University of British Columbia.

     Thomas N. Amonett has been a director of the Company since 1993. He served as President and Chief Executive Officer of American Residential Services, Inc., from October 1997 until April 1999. He served as interim President and Chief Executive Officer of Weatherford Enterra, Inc. from July 1996 to October 1997. From 1992 to 1996, he served as Chairman of the Board and President of Reunion Resources Company. Prior to that time, he was engaged in the practice of law with Fulbright & Jaworski, L.L.P., where he was of counsel from 1986 to 1992. Mr. Amonett currently serves as a director of ITEQ, Inc., and Reunion Industries, Inc.

     Robert C. Thomas has been a director since April 1997. Since 1994, Mr. Thomas has been retired from Tenneco Gas Company, where he served as Chairman and Chief Executive Officer from 1990. He originally joined Tenneco in 1956 and served in a variety of engineering, management and executive positions in both Tenneco Oil Company and Tenneco Gas Company. Mr. Thomas is currently a Senior Associate with Cambridge Energy Research Associates and a director of Marine Drilling Companies, Inc.

     G. Jay Erbe, Jr. rejoined the Board of Directors in 1997 after having previously served as a director of the Company from 1992 to 1996. Mr. Erbe has been Vice President of St. Paul Fire and Marine Insurance Company since April 1998. Prior to that he served as Vice President of USF&G Corporation or of one of its subsidiaries since 1991. He is also President of Park Avenue Exploration Corporation, having assumed that office in 1992 after having been Executive Vice President since 1990. Prior to that time, he was Vice President and Chief Financial Officer of Manekin Corporation, a regional real estate company, for four years.

Meetings and Committees of the Board of Directors

     During the Company's last fiscal year, the Board of Directors of the Company held five meetings. No director attended less than 75% of the total number of meetings of the Board of Directors and committees of which he was a member held during the period he served.

     The Audit Committee, composed at the end of the last fiscal year of Messrs. Amonett, Erbe, Christopher, McGrath and Thomas, met two times during the last fiscal year. The Audit Committee reviews with the Company's independent public accountants the plan, scope and results of the annual audit and the procedures for and results of internal controls.

     The Compensation Committee, composed at the end of the last fiscal year of Messrs. Amonett, Christopher and Erbe, met three times during the last fiscal year. The Compensation Committee approves the salaries and other compensation of officers, administers any existing bonus plans for executive and other officers, makes recommendations to the Board regarding any present or future stock option plans and, pursuant to the Company's Stock Option Plan, awards stock options to executive and other officers who have been recommended by management.

     The Nominating Committee, composed at the end of the last fiscal year of Messrs. Amonett, Christopher, Erbe and Thomas, did not meet during the last fiscal year but the entire Board did address director nominations at its meetings. This committee nominates persons for election by the Company's shareholders to the Board of Directors. Shareholders who wish to nominate persons for election to the Board of Directors must comply with the provisions of the Company's Bylaws described below under "Nominations and Proposals for Next Annual Meeting."

Compensation of Directors

     Each director who is not an employee of the Company is reimbursed for expenses incurred in attending meetings of the Board of Directors or a committee thereof and receives an annual retainer (paid on a quarterly basis) of $10,000, plus a fee of $1,000 for each meeting of the Board attended and $500 for each meeting of a committee attended.

Executive and Other Officers

     The following table sets forth the name, age and position of each current executive officer of the Company, all of whom serve at the discretion of the Board of Directors.

                                                                                         Years Employed by
  Name                              Age        Position                                      the Company
  ----                              ---        --------                                      -----------
  Gary R. Christopher.............  49      President and Chief Executive Officer                 *
  A. F. (Tony) Pelletier..........  46      Vice President - U.S. Operations                     15
  J. Les Watson...................  53      Vice President - Canadian Operations                  6
  Craig K. Townsend...............  39      Vice President - Finance, Secretary                  15
                                             and Treasurer

_____________________
(*) Mr. Christopher was elected as President and Chief Executive Officer effective August 3, 1999. Prior to such time, this position was held by W. Neil McBean.

          Gary R. Christopher has been a director of the Company since August 1996, and he was elected President and Chief Executive Officer of the Company as of August 3, 1999. He has been Acquisitions Coordinator of Kaiser-Francis Oil Company since January 1996. Prior to that, he served for five years as Senior Vice President and Manager of Energy Lending for Bank of Oklahoma.

          A.F. (Tony) Pelletier was elected Vice President-U.S. Operations in November 1997 after serving as Vice President-Production since May 1996. With 23 years experience in the oil and gas industry, Mr. Pelletier is responsible for the Company's exploration and production activities in the United States. Mr. Pelletier joined the Company in 1984 and has previously served as General Manager - Gulf, Rockies and Canada Division, Engineering Manager and Chief Reservoir Engineer. From 1978 to 1984, he served in a variety of engineering and supervisory positions with Exxon Company, USA. Mr. Pelletier is a registered professional engineer and received a B.S. in Mechanical Engineering and an M.Eng. in Civil Engineering from Texas A&M University.

          J. Les Watson was elected Vice President-Canadian Operations in November 1997 after serving as the Company's Canadian Exploration Manager for five years. With 30 years experience in the Canadian oil and gas industry, Mr. Watson is responsible for the Company's exploration and production activities in Canada. Prior to joining the Company in 1993, Mr. Watson was Exploration Manager for BHP Petroleum (Canada) Ltd. and previously held various management positions with several independent oil companies in Calgary after his initial employment with Amoco Canada in 1969. Mr. Watson is a registered professional geologist and has a B.Sc. in Honours Geology from the University of British Columbia.

          Craig K. Townsend was elected Vice President-Finance, Secretary and Treasurer in May 1996 after serving as the Company's Controller for nine years. With 17 years experience in the oil and gas industry, Mr. Townsend is responsible for the Company's finance, accounting and MIS activities. Prior to joining the Company in 1983, he served for two years in the oil and gas audit division of Arthur Andersen & Co. Mr. Townsend is a certified public accountant and has a B.P.A. in Accounting from Mississippi State University.

Executive Compensation

          The following table sets forth for the three fiscal years ended December 31, 1998, 1997 and 1996 all compensation received by the chief executive officer and by each of the five other most highly compensated executive officers of the Company.

                                           Summary Compensation Table
                                                                                Long-Term
                                                                                Compensation(1)
                                                                                ---------------

                                                   Annual Compensation          Securities
                                         Fiscal  -----------------------        Underlying            All Other
Name and Principal Position               Year    Salary         Bonus          Stock Options       Compensation(2)
---------------------------              ------  --------      --------         -------------       -------------
W. Neil McBean (3)(6)                     1998   $204,167      $ 40,000                   0              $9,500
  President and Chief                     1997    212,500        60,000 (3)               0               9,000
  Executive Officer                       1996    200,000       160,000              30,000               9,000

A.F. (Tony) Pelletier                     1998    155,000        31,000                   0               9,500
  Vice President - U.S. Operations        1997    152,913        10,000                   0               9,000
                                          1996    142,500        40,000              20,000               8,900

J. Les Watson (4)                         1998    109,066        23,790                   0               7,710
  Vice President - Canadian               1997     99,531        16,560                   0               7,130
  Operations

Craig K. Townsend                         1998    112,742             0                   0               7,487
  Vice President - Finance,               1997     96,750        10,000                   0               6,510
  Secretary and Treasurer                 1996     88,250        20,000              20,000               5,900

Laurent A. (Larry) Baillargeon (5)(6)     1998    128,333             0                   0               6,750
  Vice President - Corporate Land
  and General Counsel

Michael L. Lord (6)                       1998    155,000        31,000                   0               9,500
  Vice President - Corporate              1997    153,267        10,000                   0               9,000
  Development                             1996    144,600        40,000                   0               8,900

_______________________
(1) No officers or employees of the Company participate in a restricted stock plan, stock appreciation right plan or other long-term incentive plan.
(2) Consists of the Company's matching 401(k) contribution for such officers except Mr. Watson. Mr. Watson receives a matching contribution from the Company related to his Canadian Registered Retirement Savings Plan (RRSP).
(3) The Board of Directors awarded Mr. McBean a bonus under the 1997 Executive Management Annual Incentive Compensation Plan of $132,000. While Mr. McBean has elected to receive payment of only $60,000 of this bonus, he is entitled to the remainder upon his request.
(4) Mr. Watson began serving as an executive officer in November 1997.
(5) Mr. Baillargeon began serving as an executive officer in November 1998.
(6) Messrs. McBean, Baillargeon and Lord are no longer employed by the Company as of the date of this Proxy Statement.

     The following table sets forth at December 31, 1998 the number of options and the value of unexercised options held by each of the executive officers named in the Summary Compensation Table. None of these individuals exercised any options during the last fiscal year.

               Fiscal Year Ended December 31, 1998 Option Values

                                               Number of Shares Underlying                Value of Unexercised
                                                  Unexpired Options at                  In-the-Money Options at
                                                    December 31, 1998                    December 31, 1998 (1)
                                         ---------------------------------------  ------------------------------------
Name and Principal Position                  Exercisable        Unexercisable       Exercisable       Unexercisable
---------------------------------------  -------------------  ------------------  ----------------  ------------------
W. Neil McBean
  President and Chief
  Executive Officer....................              153,250                   0           $35,438                  $0
A. F. (Tony) Pelletier
  Vice President - U.S. Operations.....               93,000                   0            20,250                   0
J. Les Watson
  Vice President - Canadian
  Operations...........................               20,000                   0                 0                   0
Craig K. Townsend
  Vice President - Finance,
  Secretary and Treasurer..............               45,000                   0                 0                   0
Laurent A. (Larry) Baillargeon
  Vice President - Corporate Land and                      0                   0                 0                   0
  General Counsel
Michael L. Lord
  Vice President - Corporate
  Development..........................               73,000                   0            20,250                   0

______________________
(1) Based on the $5.75 per share closing price on the American Stock Exchange at December 31, 1998.

Retention and Severance Arrangements

     In connection with the Company's receipt of offers from third parties to purchase certain assets of, or merge with, the Company, the Board of Directors adopted retention and severance plans for the employees and executive officers of the Company that were designed to retain the services of such persons while the Company pursued such alternatives with third parties and otherwise considered opportunities to maximize shareholder value.

     The Severance Plan provides all of the Company's employees, except for executive officers described below who participate in a separate plan, with severance pay, subsidized medical benefits and outplacement services.

     The Executive Severance Plan provides for twelve months of severance pay for Messrs. McBean, Pelletier, Watson, Townsend, Baillargeon and Lord upon either an involuntary termination by the Company or voluntary termination following certain actions by the Company such as a reduction in responsibilities or pay. Each of these executive officers would also be entitled to receive subsidized medical benefits for twelve months and three days of outplacement services for each year of service to the Company. Mr. Lord received $155,000 upon his departure from the Company in March 1999. Mr. Baillargeon received $135,000 upon his departure in August 1999. Mr. McBean will receive $200,000 in equal monthly installments over a 12-month period beginning in September 1999.

     The Board of Directors also amended all of the outstanding options currently granted to employees, including executive officers, to increase from 30 days to two years the length of time during which an employee may exercise such options after an involuntary termination by the Company or voluntary termination following certain actions by the Company such as a reduction in responsibilities or pay.

     As of August 1999, the Board instituted a retention pay plan under which all employees of the Company and its subsidiaries who are released involuntarily by the Company will be eligible to receive upon release an amount equal to one-third of the employee's base salary during the period from August 1 through the release date.

Other Employee Benefits

     Pursuant to an agreement with the Company, Mr. Sargent will receive $50,000 per year for ten years following his retirement from the Company, which was effective at the end of 1997. Should his death occur prior to the receipt of all benefits under this agreement, Mr. Sargent's surviving spouse or estate, as applicable, will receive the remainder of such payments.

Indemnification of Officers and Directors

     The Company's Articles of Incorporation provide that the liability of directors for monetary damages shall be limited to the fullest extent permissible under Texas law. This limitation of liability does not affect the availability of injunctive relief or other equitable remedies.

     The Company's Bylaws provide that the Company shall indemnify its directors and officers to the fullest extent possible under Texas law. These indemnification provisions require the Company to indemnify such persons against certain liabilities and expenses to which they may become subject by reason of their service as a director or officer of the Company or any of its affiliated enterprises. The provisions also set forth certain procedures, including the advancement of expenses, that apply in the event of a claim for indemnification.

Stock Performance Graph

     The following graph compares the performance of the Company's Common Stock to the Standard & Poor's 500 Stock Index ("S&P 500 Index") and to the Standard & Poor's Domestic Oil Index ("S&P Domestic Oil Index"). The graph assumes that the amount of investment was $100 on December 31, 1993 and that all dividends were reinvested.

                    [Stock Performance Graph Appears Here]

========================================================================================
                            12/31/93  12/31/94  12/31/95  12/31/96  12/31/97  12/31/98
                            --------  --------  --------  --------  --------  --------
----------------------------------------------------------------------------------------
PetroCorp Incorporated       $100.00   $111.54   $ 74.36   $ 94.87  $ 84.62    $ 58.97
----------------------------------------------------------------------------------------
S&P 500 Index                $100.00   $101.32   $139.40   $171.40  $228.59    $293.91
----------------------------------------------------------------------------------------
S&P Domestic Oil Index       $100.00   $104.92   $119.46   $151.07  $179.75    $145.93
========================================================================================

 Pursuant to SEC rules, this section of this Proxy Statement is not deemed "filed" with the SEC and is not incorporated by reference into the Company's Annual Report on Form 10-K.

Compensation Committee Report on Executive Compensation

     The Compensation Committee ("the Committee") of the Company's Board of Directors is pleased to present its report on executive compensation. This report describes the components of the Company's executive officer compensation program as currently in effect and the basis on which compensation has been determined for the Chief Executive Officer and is currently determined for other executive officers of the Company. If the proposed Management Agreement is approved, this compensation program will continue in effect only for the duration of the Transition Period (as defined in the Management Agreement attached as Annex A hereto), after which the Company will no longer have any employees of its own.

     Committee and Philosophy. The Committee's duties include (i) establishing the compensation program for the Chief Executive Officer, (ii) reviewing and approving recommendations made by the Chief Executive Officer regarding the compensation program for other executive officers, (iii) approving changes to the base salary and incentive or bonus payments for the Chief Executive Officer and other executive officers, and (iv) administering the Company's stock option plan. Recommendations of the Committee are subject to the approval of the Board of Directors. The following principles guide the Committee in its deliberations:

     . Providing a competitive total compensation program that enables the Company to retain, motivate and reward its executive officers.

     .  Creating compensation opportunities based on the Company's performance.

     . Coordinating the compensation programs with the Company's annual and long-term objectives and strategies.

     . Working closely with the Chief Executive Officer to assure that the compensation program supports the management style and culture of the Company.

     The three principal components of the Company's compensation program for executive officers are base salary, annual incentive or bonus compensation, and periodic grants under the stock option plan.

     In determining overall compensation and executive performance, the Committee places strong emphasis on performance measures that align the officers' interests with those of shareholders, such as growth in oil and gas reserves and in the underlying asset value of the Company, cash flows from operating activities, reserve replacement costs per barrel of oil equivalent ("BOE") and production costs and general and administrative expenses per BOE, as well as competitive compensation data. The Board of Directors has from time to time retained outside compensation consultants to conduct compensation surveys and advise the Committee concerning compensation matters, and the Committee has surveyed the executive compensation levels of companies in the oil and gas industry similar to the Company and believes that the overall compensation for its executives is lower than the median of the companies surveyed.

     Base Salary. Base salary levels are evaluated within the context of prevailing base salaries paid to comparable executives in similar organizations in the oil and gas industry. An individual officer's base salary is adjusted up or down based on a subjective assessment of such officer's assigned duties and responsibilities, current performance, potential, initiative, and other factors determined by the Committee. In addition, the Company's financial performance and business conditions are important factors in determining the appropriate base salary for each executive officer. The Committee also takes into consideration the recommendations of the Chief Executive Officer as to the appropriate base salaries for other executive officers.

     Annual Incentive Compensation Plan. In the fall of 1994 the Company's Board of Directors approved adoption by the Company of the Executive Management Annual Incentive Compensation Plan (the "Incentive Plan") to be administered by the Committee. Messrs. McBean, Lord, Pelletier and Watson were covered by the Plan for 1998, and additional participants may be added to the Incentive Plan in the future upon recommendation by the Chief Executive Officer and approval of the Committee. A new plan year begins on January 1 of each year unless otherwise determined by the Compensation Committee. Quantitative performance measures will be established by the Compensation Committee in each plan year that reflect the operating and financial success of the Company. These performance measures will be used to determine the amount of the incentive bonus that is actually earned. Such performance measures may change from year to year and the weight given to each measure may also change to better reflect the Company's financial and operating goals for a particular year. In 1998, each of the following performance measures was weighted equally: (i) SEC 10 Value/Finding Costs
Ratio, which is the Company's 3-year trailing average ratio of SEC 10 value per BOE (the discounted estimated pre-tax value of future net revenues) to finding costs per BOE, divided by the 3-year industry peer group average (with such peer group being determined by the Compensation Committee based on its subjective determination of which independent oil and gas companies most closely resemble the Company in size, operations and structure); (ii) Reserve Replacement Ratio, which is the total proven oil and gas reserves found during the year divided by the total oil and gas production volume during the year; (iii) Cash Flow Per Share Growth, which is the percentage increase from the previous year's cash flow from operations on a per share basis; (iv) Return on Net Assets, which is the net income after taxes for the year divided by the average net assets during the year computed; and (v) Discretionary Board Assessment, which is the Board's subjective assessment of the Company's overall performance based on qualitative factors and other financial or operating performance measures. Each performance factor is measured against a pre-established target, and bonuses are earned to the degree such targets are reached and surpassed. During 1998, participants in the Incentive Plan were eligible to earn bonuses up to an amount equal to their respective base salary. Following the distribution of the Company's proxy statement for the 1998 annual meeting of shareholders, the Committee awarded Mr. McBean $132,000 and Mr. Sargent $128,500 for 1997. While Mr. McBean has elected to receive payment of only $60,000 of this 1997 bonus, he is entitled to the remainder upon his request.

     Other Annual Bonuses. Executive officers who do not participate in the Incentive Plan may be given annual bonuses not determined pursuant to the Incentive Plan. Such annual bonuses are awarded based on the Committee's subjective determination of improvements in productive measures such as growth in oil and gas reserves and in the underlying asset value of the Company, cash flows from operating activities, finding costs per BOE and production costs and general and administrative expenses per BOE. The Committee does not assign specific weights to any of these factors when it determines the Company's overall performance for the year and makes awards from a bonus fund established based on its determination of this performance. Typically, these bonuses are payable in three installments (50% in the year granted, 25% one year after grant and 25% two years after grant) and are dependent upon the executive officer or key employee remaining with the Company. The Committee takes into consideration the recommendations of the Chief Executive Officer as to appropriate bonuses for other executive officers.

     Stock Option Plan. The Stock Option Plan is maintained by the Company to provide the Chief Executive Officer and the other executive officers with an additional incentive to promote the financial success of the Company as reflected by increased value of the Company's Common Stock. In connection with a major transaction and the reorganization of the Company into a corporation in 1992, the Chief Executive Officer and the other executive officers were each granted a significant number of stock options. In 1996, smaller numbers of stock options were granted to the Chief Executive Officer and other officers in order to provide further incentives. No options were granted in 1998. These options are, by their nature, at risk as to ultimate value, and the Committee believes that this aligns the officers' rewards and incentives with shareholders' interests. By their terms, all of these options vested in 1996 upon the sale by two significant shareholders of all of their Common Stock to Kaiser-Francis. See "Common Stock Outstanding and Principal Holders Thereof" above.

     Retention and Severance Arrangements. In connection with the Company's previously announced receipt of various offers from third parties to purchase certain assets of, or merge with, the Company, the Board of Directors adopted retention and severance plans for the employees and executive officers of the Company that were designed to retain the services of such persons while the Company pursued such alternatives with third parties and considered other proposals to maximize value for the shareholders. These plans are described above under the heading "Retention and Severance Arrangements."

     Chief Executive Officer's Compensation. During 1998, Mr. McBean served as Chief Executive Officer of the Company. The Committee determines the compensation of the Chief Executive Officer in substantially the same manner as the compensation of the other officers. In establishing the base salary for Mr. McBean for the 1998 fiscal year, the Committee assessed (i) the performance of the Company, (ii) total return to shareholders and (iii) progress toward implementation of the Company's strategic business plan. In addition, the Committee took into consideration the compensation levels of chief executives in similar oil and gas organizations. Mr. McBean's total compensation package also includes a large portion in the form of stock options that were awarded in 1992 and in 1996.

     Omnibus Budget Reconciliation Act of 1993. Section 162(m) of the Omnibus Budget Reconciliation Act of 1993 limits the deductibility to the Company of cash compensation in excess of $1 million paid to the Company's chief executive officer and the next four highest paid officers during any fiscal year, beginning with 1994, unless such compensation meets certain requirements. During 1998, the Committee reviewed compensation programs in light of the requirements of this law. The Committee does not expect the new law to impact the Company in 1999 or for the foreseeable future in any significant way, if at all.

                                             COMPENSATION COMMITTEE

                                             THOMAS N. AMONETT
                                             GARY R. CHRISTOPHER
                                             G. JAY ERBE, JR.

     Pursuant to SEC rules, this section of this Proxy Statement is not deemed "filed" with the SEC and is not incorporated by reference into the Company's Annual Report on Form 10-K.

Compensation Committee Interlocks and Insider Participation

     From time to time in the past, the Company has raised necessary working capital through the issuance of debt to related parties. In July 1993, United States Fidelity and Guaranty Company (a wholly-owned subsidiary of St. Paul) purchased $10.0 million of Senior Adjustable Rate Notes Series A, due June 30, 1999 (the "Series A Notes"). PetroCorp used the proceeds of the Series A Notes, together with proceeds from the issuance of other notes to unaffiliated parties, to refinance a $22.0 million 5.5% senior note payable to USF&G Corporation which was subsequently acquired by St. Paul. Interest on the Series A Notes is adjustable based on a spread of 115 basis points over the London Interbank Offered Rates ("LIBOR"). The Company may select a rate that will be applicable for a one, three or six-month period. Interest is payable in arrears at the end of the selected period. Mandatory redemptions commenced on December 31, 1994 for the Series A Notes. Mr. Erbe is an officer of St. Paul.

Certain Transactions

     From time to time in the past, the Company has raised necessary working capital through the issuance of debt to related parties, including a subsidiary of St. Paul. See "Compensation Committee Interlocks and Insider Participation" above. Mr. Erbe is an officer of St. Paul.

     In connection with the purchase by Kaiser-Francis of Common Stock from two significant shareholders during 1996, Kaiser-Francis succeeded to rights under a registration rights agreement previously entered into between the Company and those shareholders, which agreement is substantially similar to another registration rights agreement previously entered into between the Company and two subsidiaries of St. Paul. Mr. Christopher is an officer of Kaiser-Francis, and Mr. Erbe is an officer of St. Paul.

     All such transactions were approved by the Board of Directors of the Company, and the Company believes that each such transaction was on terms that were comparable to those that might have been obtained by the Company on an arm's length basis from unaffiliated parties.

Section 16 Beneficial Ownership Reporting Compliance

     Under Section 16(a) of the Securities Exchange Act of 1934, the Company's directors, executive officers, and ten percent shareholders are required to report to the Securities and Exchange Commission, by specific due dates, transactions and holdings in the Company's Common Stock. Subject to and in accordance with Item 405 of Regulation S-K, the Company believes that during the fiscal year ended December 31, 1998, all such filing requirements were satisfied in a timely manner.

               PROPOSAL NO. 3 - RATIFICATION AND APPOINTMENT OF
                            INDEPENDENT ACCOUNTANTS

     The Board of Directors of the Company has selected PricewaterhouseCoopers LLP as its independent accountants to audit the consolidated financial statements of the Company for the fiscal year ending December 31, 1999. PricewaterhouseCoopers LLP has advised the Company that it will have a representative in attendance at the Annual Meeting who will have the opportunity to make a statement if such representative desires to do so and who will respond to appropriate questions presented at such meeting.

     Management recommends that the reappointment of PricewaterhouseCoopers LLP as independent accountants of the Company for the fiscal year ending December 31, 1999 be ratified by the shareholders. Unless otherwise indicated, all properly executed proxies will be voted for such ratification. An adverse vote will cause the Audit Committee and Board of Directors to consider the appointment of other accountants in the following year.

     The Company recommends voting "For" Proposal No. 3.

                                 OTHER MATTERS

     The Board of Directors knows of no matters other than those described above that are likely to come before the Annual Meeting. If any other matters properly come before the meeting, persons named in the accompanying form of proxy intend to vote such proxy in accordance with their best judgment on such matters.

               NOMINATIONS AND PROPOSALS FOR NEXT ANNUAL MEETING

     A shareholder wishing to nominate a candidate for election to the Board of Directors at any annual or special meeting is required pursuant to the Company's Bylaws to give written notice to the Secretary of the Company, together with a written consent of such person to serve as a director, not later than the close of business on the tenth day following the date on which notice of such meeting is first given to shareholders. In addition, the notice must comply with certain provisions set forth in the Company's Bylaws and may be disregarded if such provisions are not observed.

     Any proposals of holders of Common Stock of the Company intended to be presented at the annual meeting of shareholders of the Company to be held in 2000 must be received by the Company at 16800 Greenspoint Park Drive, Suite 300, North Atrium, Houston, Texas 77060, Attention: Secretary, no later than December 30, 1999, to be included in the proxy statement relating to that meeting.

                                   By Order of the Board of Directors,

                                   Craig K. Townsend, Secretary

__________, 1999

     THE COMPANY WILL FURNISH WITHOUT CHARGE A COPY OF ITS ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1998 TO INTERESTED SECURITY HOLDERS ON REQUEST. THE COMPANY WILL FURNISH TO ANY SUCH PERSON ANY EXHIBITS DESCRIBED IN THE LIST ACCOMPANYING SUCH REPORT UPON PAYMENT OF REASONABLE FEES RELATING TO THE COMPANY'S FURNISHING SUCH EXHIBITS. REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE COMPANY AT 16800 GREENSPOINT PARK DRIVE, SUITE 300, NORTH ATRIUM, HOUSTON, TEXAS 77060, ATTENTION: SECRETARY.

                                                                         ANNEX A


                             MANAGEMENT AGREEMENT

                                    Between

                            PETROCORP INCORPORATED

                                      And

                          KAISER-FRANCIS OIL COMPANY

                             MANAGEMENT AGREEMENT

     This Management Agreement (the "Agreement") is made this ____ day of August, 1999 between PetroCorp Incorporated, a Texas corporation and Kaiser-Francis Oil Company, a Delaware corporation ("Kaiser-Francis") (each a "Party" and collectively the "Parties").

                              W I T N E S S E T H


     WHEREAS, PetroCorp Incorporated, is a Texas corporation engaged in the oil and gas exploration and production business, whose shares of common stock (the "PetroCorp Common Stock") are registered pursuant to Section 12(g) of the Securities Exchange Act of 1934 and are traded on the facilities of the American Stock Exchange under the trading symbol "PEX"); and

     WHEREAS, Kaiser-Francis, a privately held Delaware corporation also engaged in the oil and gas exploration and production business, owns beneficially approximately forty-nine and nine-tenths percent (49.9%) of the issued and outstanding PetroCorp Common Stock; and

     WHEREAS, in order to maximize shareholder value and in an effort to manage its affairs in a more cost effective and efficient manner, PetroCorp Incorporated desires to engage Kaiser-Francis to provide management and administrative support services, as more fully described herein, with respect to all of PetroCorp's operations and the operations of its wholly-owned subsidiaries, both in the United States of America and in Canada;

     NOW, THEREFORE, in consideration of the mutual covenants herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

                                  ARTICLE I.

                                  DEFINITIONS

1.1 Defined Terms. The following terms, when used herein, shall have the meanings set forth below:

     "Administrative Services" means the services to be rendered by Kaiser-
      -----------------------
Francis as described in Section 2.2 below.

     "Affiliate" means, with respect to a person or entity, any person or entity
      ---------
that directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with such person, and the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management, activities or policies of any person or entity.

     "Affiliated Transactions" has the meaning provided in Section  4.2  below.
      -----------------------

     "Affiliated Transaction Standard" has the meaning provided in Section  4.2
      -------------------------------
below.

     "Agreement" means this Agreement, as it may be amended from time to time.
      ---------

     "Back-In" has the meaning provided in Section 3.1C below.
      -------

     "Business" means PetroCorp's business activities during the term of this
      --------
Agreement.

     "Effective Date" has the meaning provided in Section 8.1 below.
      --------------

     "Geological and Geophysical Costs" means the cost of (i) acquiring licenses
      --------------------------------
to any geological or geophysical data which is owned by third parties ("speculative" or "spec" data), (ii) acquiring any geological or geophysical data proprietary to PetroCorp, and (iii) any processing, reprocessing and third party interpretation of either spec or proprietary data.

     "Good Faith" means honesty in fact and free of improper motive.
      ----------

     "Kaiser-Francis" has the meaning set forth in the above preamble.
      --------------

     "Kaiser-Francis Compensation" means the Services Fee, the ORRI Interest,
      ---------------------------
and the Back in, collectively.

     "Land Costs" means the cost and expense incurred to acquire leases and/or
      ----------
farm out agreements, including, but not limited to lease bonus, delay rentals, shut-in payments, option payments, brokers' fees, title examination and legal fees, and other land costs.

     "Material Decisions" has the meaning set forth in Section 2.5 herein.
      ------------------

     "New Prospect" means a Prospect first identified by or to PetroCorp after
      ------------
the date hereof and prior to the Termination Date.

     "New Prospects on Acquired Lands" means New Prospects that are comprised of
      -------------------------------
all or any portion of the lands covered by oil and gas leases and/or fee or other mineral interests of whatsoever nature acquired by PetroCorp after the Effective Date, provided, however, that New

Prospects on Acquired Lands shall in no event include leases or lands acquired by PetroCorp that constitute Proved Oil and Gas Reserves.

     "New Prospects on Existing Lands" means New Prospects that are comprised of
      -------------------------------
all or any portion of the lands covered by the oil and gas leases and/or fee or other mineral interests of whatsoever nature described in Exhibit 1.1 attached hereto.

     "Non-Operated Properties" means all properties in which PetroCorp now or
      -----------------------
hereafter owns an oil and gas lease and/or fee or other mineral interest of whatsoever nature but of which PetroCorp is not the operator.

     "Non-Operator's Fees" means, with respect to the Non-Operated Properties,
      -------------------
the sum of $50.00 per month per well (whether a drilling, producing, water source or disposal well); provided, however, that with respect to multiple well leases or units that are treated as a single accounting unit, the Non-Operator's fees shall be $50.00 per month per such lease or unit unless Kaiser-Francis in Good Faith concludes that the administrative burdens associated with such lease or unit are proportional to the number of wells thereon, in which case Kaiser-Francis may charge up to $50.00 per well.

     "Non-Public Information" means information and records furnished by
      ----------------------
PetroCorp with respect to its business and properties, together with any reports, analyses, summaries, spreadsheets, evaluations, memoranda or other documents prepared or generated by Kaiser-Francis or its consultants or agents on the basis of such information, whether in written, graphic, electronic or any other format, to the extent such information is of a nature that is customarily maintained as confidential and not disclosed by publicly traded companies engaged in the oil and gas exploration and production business. Such information includes, but is not limited to, seismic data, reserve reports, Prospect analyses, and privileged attorney-client communications.

     "Oil and Gas Operations" means the operations to be conducted by Kaiser-
      ----------------------
Francis on behalf of PetroCorp as described in Section 2.3 below.

     "Operator's Fees" means, with respect to the PetroCorp Operated Properties,
      ---------------
all administrative and overhead fees received by PetroCorp under applicable joint operating or unit operating agreements(including, without limitation, administrative and overhead fees attributable to PetroCorp's working interest).

     "ORRI Interest" has the meaning provided in Section 3.1B below.
      -------------

     "PetroCorp" means PetroCorp Incorporated and its wholly-owned subsidiaries,
      ---------
(i) PCC Energy, Inc., and (ii) PCC Energy Corp. and its subsidiary, PCC Energy, Limited (each of such subsidiaries being Alberta, Canada corporations).

     "PetroCorp Common Stock" has the meaning set forth in the above preamble.
      ----------------------

     "PetroCorp Operated Properties" means properties, now or hereafter
      -----------------------------
acquired, that are operated by PetroCorp.

     "Prospect" means a geological structure, feature or anomaly that is
      --------
believed to have potential for producing oil and/or gas in commercial quantities.

     "Prospect Allocation" has the meaning provided in Section 4.1B below.
      -------------------

     "Prospect Area" means the lands within the boundaries of an area comprising
      -------------
the Prospect, as such boundaries are designated by PetroCorp (with respect to Prospects identified prior to the Effective Date) or Kaiser-Francis (with respect to Prospects identified after the Effective Date), as the case may be.

     "Prospect Exploration and Development Costs" means the following costs
      ------------------------------------------
incurred in exploring, developing and operating the Prospect Area or lands pooled therewith: (i) Land Costs, (ii) Geological and Geophysical Costs; (iii) the cost and expenses incurred in connection with administrative proceedings relating to the Prospect Area or lands pooled therewith, including but not limited to proceedings for the forced integration or unitization of lands in the Prospect Area or lands pooled therewith; (iv) the cost of drilling, redrilling, testing, logging, coring, evaluating, completing, equipping and operating, sidetracking, recompleting, reworking and plugging any and all wells drilled on the Prospect Area or lands pooled therewith (and including overhead borne by PetroCorp as determined in accordance with applicable joint operating agreements the accounting procedures); (v) the cost of acquiring or constructing any surface facilities and/or pipelines for or related to the transporting, servicing or treating of oil, gas or other hydrocarbons produced from the Prospect Area or lands pooled therewith; and (vi) all other costs and losses borne by PetroCorp relating to the Prospect Area or lands pooled therewith.

     "Prospect Net Proceeds" means the proceeds, payments, income or value
      ----------------------
received by, or attributable to, the parties or their successors and assigns, with respect to the Prospect or lands pooled therewith from all sources whatsoever, including without limitation, the following:

     i. in the case of sales (including advance sales) of oil, gas, sulphur and/or other hydrocarbons or hydrocarbons products or any other substances produced and sold from or attributable to the Prospect Area or lands pooled therewith, the actual amounts or value received therefor (and in the case of utilization of products out of the Prospect Area or lands pooled therewith, the market value thereof; for purposes hereof, "market value" means the amount or value received by the parties with respect to first sales of comparable quality and quantity occurring in the Prospect Area, except that where gas is processed in a plant either on or off the premises, it means the gross amount or value received from the first sale at the tailgate of the plant, after deducting plant processing costs, of that portion of the processed liquids, condensate, gasoline, distillate, sulphur and plant products extracted and saved from such gas together with the residue gas attributable to the oil, gas, sulphur and other hydrocarbons produced from the Prospect Area or lands pooled therewith), after deducting therefrom all royalties, overriding royalties and other leasehold burdens payable out of production, and all production, excise, severance, ad valorem and other taxes applicable to such production, together with any applicable dehydration, compression, transportation or other charges incurred to render the oil or gas or other products merchantable or deliverable;

     ii. the actual price or value received from the salvage or sale of any interest in any personal property, fixtures or equipment located on the Prospect Area or lands pooled therewith or used or obtained in connection therewith and including any rental proceeds received from the rental thereof, less the cost of salvaging;

     iii. contributions, goods or services or payments of cash received from third parties toward the drilling of a well or any other operation on the Prospect Area or lands pooled therewith;

     iv. any insurance proceeds received pursuant to any insurance contract relating to any loss including, without limitation, loss of control, blowout or loss of income with respect to any well or operation on the Prospect Area or lands pooled therewith; and

     v. proceeds from the licensing of proprietary seismic data, the cost of which forms part of the Prospect Exploration and Development Costs, which data covers the Prospect Area or lands pooled therewith.

     "Prospect Payout" means that point in time at which the cumulative Prospect
      ---------------
Net Proceeds are equal to the cumulative Prospect Exploration and Development Costs.

     "Proved Developed Oil and Gas Reserves" means reserves that can be expected
      -------------------------------------
to be recovered through existing wells with existing equipment and operating methods. Additional oil and gas expected to be obtained through the application of fluid injection or other improved recovery techniques for supplementing the natural forces and mechanisms of primary recovery should be included as "proved developed reserves" only after testing by a pilot project or after the operation of an installed program has confirmed through production response that increased recovery will be achieved.

     "Proved Undeveloped Reserves" means reserves that are expected to be
      ---------------------------
recovered from new wells on undrilled acreage, or from existing wells where a relatively major expenditure is required for recompletion. Reserves on undrilled acreage shall be limited to those drilling units offsetting productive units that are reasonably certain of production when drilled. Proved reserves for other undrilled units can be claimed only where it can be demonstrated with certainty that there is continuity of production from the existing productive formation. Under no circumstances should estimates for proved undeveloped reserves be attributable to any acreage for which an application of fluid injection or other improved recovery technique is contemplated, unless such techniques have been proved effective by actual tests in the area and in the same reservoir.

     "Proved Oil and Gas Reserves" means Proved Oil and Gas Reserves (including
      ---------------------------
Proved Developed Oil and Gas Reserves and Proved Undeveloped Oil and Gas Reserves), as defined in the Securities and Exchange Commission's Reg. (S)210.4-10, as determined by an independent engineering firm.

     "Services" means (i) the Administrative Services and (ii) the Oil and Gas
      --------
Operations.

     "Services Fee" has the meaning provided in Section  3.1A below.
      ------------

     "Term" has the meaning provided in Section 8.2  below.
      ----

     "Termination Date" has the meaning provided in Section 8.2 below.
      ----------------


                                  ARTICLE II.

                            KAISER-FRANCIS SERVICES

2.1  Kaiser-Francis Services.
     -----------------------

     A.   Standard of Care. During the Term of this Agreement and on the terms
          ----------------
     and conditions set forth herein, Kaiser-Francis shall perform the Services in Good Faith and using that degree of care and skill which (i) with respect to the Administrative Services, is usually and customarily observed by publicly traded corporations; and (ii) with respect to the Oil and Gas Operations, is usually and customarily observed in the oil and gas industry (and with respect to Kaiser-Francis's operation of PetroCorp's Operated Properties, is consistent with that degree of care and skill which would be employed by a reasonable prudent operator).

     B.   Compliance. Kaiser-Francis shall perform the Services (i) in
          ----------
     compliance with the Articles of Incorporation and Bylaws of PetroCorp; and
     (ii) in compliance in all material respects with applicable federal, state, provincial and local laws. Kaiser-Francis shall use commercially reasonable efforts to comply with all contracts, leases, orders, security instruments and other agreements to which PetroCorp is a party or by which PetroCorp is bound. Notwithstanding the foregoing, Kaiser-Francis shall not be required to expend its own funds or make any payment or incur any liability to any third party to assure compliance with such governing documents, laws or agreements.

2.2  Conduct of Administrative Services. Subject to the provisions of Section
     ----------------------------------
2.5 respecting Material Decisions, Kaiser-Francis shall perform the following functions for and on behalf of PetroCorp:

     A. All management and administrative services as may be required for the reasonable conduct of PetroCorp's business as presently or hereafter conducted, including, without limitation, human resources (including, without limitation, coordination of employee benefits, including severance payments, COBRA coverages and quarterly separation benefit payments to Lealon Sargent), audit, accounting, tax, insurance, payroll, and investor relations. Without limiting the foregoing, throughout the Term, Kaiser-Francis shall maintain, for the benefit of PetroCorp and at PetroCorp's expense, insurance coverages that are usual and customary for publicly traded corporations in the oil and gas industry and consistent with past practices of PetroCorp. Such coverages shall include but not be limited to the following:
     Commercial General Liability Insurance, Excess/Umbrella Liability Insurance, Boiler and Machinery/Business Interruption Insurance covering the Hanlan-Robb Plant and related facilities, "All Risk" Property Insurance, Operator's Extra Expense Insurance, Directors and Officers Liability Insurance and other insurance coverages as appropriate;

     B. Making such arrangements with and employing, at the expense and for the benefit of PetroCorp, such accountants, attorneys, banks, transfer agents, custodians, underwriters, insurance companies and other persons as may from time to time be reasonably necessary for the conduct of PetroCorp's business;

     C. Functions appropriate to a corporation organized under the laws of the State of Texas with a class of capital stock consisting of common shares registered under Section 12(g) of the Securities Exchange Act of 1934 and traded on the facilities of the American Stock Exchange, including, but not limited to, duties imposed by the provisions of the Texas Business Corporation Act, the Securities Exchange Act of 1934, and the Rules and Regulations of the American Stock Exchange; and

     D. Such other administrative functions as are routinely and customarily conducted in the ordinary course of business by publicly traded corporations engaged in oil and gas exploration and production.

2.3  Conduct of Oil and Gas Operations.  Subject to the provisions of Section
     ---------------------------------
2.5 respecting Material Decisions, Kaiser-Francis shall perform the following functions on behalf of PetroCorp:

     A.   Land.  Maintenance of land records, including, but not limited to,
          ----
     maintenance of records relating to lease and well names, numbers, status, and locations, payment of shut-in and delay rentals an other lease maintenance functions, preparation and maintenance of division orders, and the like;

     B.   Well.  Well performance reviews, including, but not limited to,
          ----
     preparation and review of, and making of recommendations and elections with respect to, proposals for drilling, completion, workovers, or other operations with respect to the wells, preparation and submission of regulatory applications, compliance with plugging and abandoning requirements, making of recommendations and decisions concerning equipment requirements, and, where applicable, monitoring of the operator's performance of such activities with respect to the wells;

     C.   Engineering.  Engineering and general oil field operations including,
          -----------
     but not limited to, evaluation of outside proposals for exploration and exploitation of oil and gas properties, reserve evaluations and production forecasting, AFE costs, joint interest billings, and invoices, preparation and filing of regulatory reports, monitoring of allowables, monitoring of well profitability, and pursuit of opportunities for enhancement of existing oil and gas production;

     D.   Geological and Geophysical.  Geological and seismic operations,
          --------------------------
     including, but not limited to, acquisition, processing and interpretation of seismic data (whether internally or externally), and evaluation of internally and externally developed proposals and review of logs, isopach maps, and structure maps;

     E.   Acquisitions and Divestitures.  Identification of, and, with respect
          -----------------------------
     to Material Decisions, making of recommendations to PetroCorp Incorporated's Board of Directors with respect to, acquisition or disposition of existing or hereafter acquired properties of PetroCorp, including, but not limited to lease purchases, acreage trades, farm out, and farmins, and other arrangements relating to the acquisition or disposition of properties;

     F.   Marketing.  Contracting for the gathering, treating, processing,
          ---------
     transportation and sale of oil, gas and other hydrocarbons produced from or attributable to PetroCorp's properties (including, but not limited to, gas balancing with respect thereto) and collection of revenue from such sales;

     G.   Operations.  Performance of PetroCorp's duties as well operator, where
          ----------
     applicable;

     H.   Contracts.  Contract negotiation, administration, and review,
          ---------
     including, but not limited to, joint operating agreement, farm out, farmins, and production sale agreements;

     I.   Accounting.  Payment and collection of operating expenses, including,
          ----------
     but not limited to, joint interest billings; revenue disbursements; and budgeting and forecasting of capital and operating revenues and expenses;

     J.   Purchasing.  Procurement in the ordinary course of business of
          ----------
     equipment, supplies and other goods and services reasonably necessary for the efficient day to day operation of the Business

     K.   Compliance.  Regulatory compliance, including, but not limited to,
          ----------
     application for, or maintenance of, and compliance with all required governmental permits and authorizations with respect to PetroCorp's properties or the Business; preparation and filing of all applications, reports, notices, and other regulatory filings or reports required by any federal, state (or provincial), or local authority with respect to PetroCorp's properties or Business; and participation in hearings and other administrative proceedings on behalf of PetroCorp.

     L.   Institutional Investors. Performance of PetroCorp's obligations with
          -----------------------
     respect to its institutional investors, including, but not limited to, Queen Sand Resources, Inc. and UBS, pursuant to assignments by PetroCorp to such institutional investors of overriding royalty interests, net profits interests or other like interests in oil and gas properties and ancillary agreements between PetroCorp and the institutional investors.

     M.   Other. Such other functions as are usually and customarily performed
          -----
     by an oil and gas exploration and production company not heretofore enumerated in this Paragraph.

2.4  Duties Retained by PetroCorp.  Notwithstanding the delegation to Kaiser-
     ----------------------------
Francis in Section 2.3 above of responsibility for negotiation of contracts on behalf of PetroCorp, it is expressly understood and agreed that PetroCorp, acting through its officers appointed in accordance with Section 10.1 hereof, retains all responsibility and authority for execution on behalf of PetroCorp of such contracts, agreements, assignments, documents and other instruments as may be useful or necessary in the conduct of PetroCorp's Business during the term hereof. Further, except with respect to the Kaiser-Francis' Compensation, Kaiser-Francis shall not take title to any properties owned by PetroCorp as of the date hereof, and, with respect to properties subsequently acquired on behalf of PetroCorp, Kaiser-Francis shall either take title in PetroCorp's name or assign, or cause to be assigned, record title to PetroCorp within a reasonable time thereafter.

2.5  Material Decisions.  Kaiser-Francis, whether or not acting through or
     ------------------
together with PetroCorp officers as provided in Section 10.1 herein, shall not make any commitment on behalf of PetroCorp without the prior approval of the Board of Directors of PetroCorp Incorporated if the commitment (a "Material Decision") would:

     A. obligate PetroCorp to an expenditure or liability of in excess of two hundred and fifty thousand dollars ($250,000), or its non-cash equivalent, over the term of the agreement or commitment;

     B. obligate PetroCorp to sell or dispose of an asset or group of assets having a value in excess of five hundred thousand dollars ($500,000);

     C. obligate PetroCorp to sell oil, gas or other hydrocarbons produced from or attributable to PetroCorp's properties under a contract having a term longer than one (1) year;

     D. place a lien, security interest, mortgage, pledge, production payment, or other encumbrance upon any of PetroCorp's properties (other than such liens and security interests as arise in the ordinary course of PetroCorp's business, including liens arising by operation of law, under joint operating agreements, or under mechanics and materialmen's lien laws);

     E. initiate or compromise any litigation or threatened litigation matter involving potential rights or liabilities of PetroCorp asserted to be in excess of Fifty Thousand Dollars ($50,000.00).

2.6  Record-Keeping and Reporting.
     ----------------------------

     A.   Reporting to the Board of Directors.  Kaiser-Francis shall prepare and
          -----------------------------------
     submit to the Board of Directors of PetroCorp Incorporated the following information and reports:

          1.   Annually:  Budget for operations and capital expenditures.
               --------

          2.   Quarterly: the following reports, all substantially comparable to
               ---------
               the form of such reports historically presented to the Board of Directors by PetroCorp's management:

               a.   Summary Financial Information,

               b.   Summary Income Statement,

               c. Summary Results of Operations from Oil and Gas Producing Activities, and Full Cost Ceiling Test Report,

               d. Summary Year-to-Date Comparison of actual performance to budget and reforecasted budget, and

               e. Summary narrative description of operations in the calendar quarter.

          3.   At each meeting of the Board of Directors:
               -----------------------------------------

               a. Information relevant to any Material Decision, together with Kaiser-Francis's recommendation with respect thereto and reasons therefor, and a summary of actions taken pursuant to Material Decisions since the preceding meeting of the Board of Directors;

               b. Filings made with the Securities and Exchange Commission since the preceding meeting of the Board of Directors;

               c. Such other summary reports and information as the PetroCorp Incorporated Board of Directors may reasonably require.

     B.   Reporting to Third Parties.  Kaiser-Francis shall prepare and submit
          --------------------------
     to third parties, including regulatory authorities, joint interest owners and institutional investors, such reports and information as may be required by applicable law or PetroCorp's contracts with such third parties.

     C.   Maintenance of Books and Records.  Kaiser-Francis shall maintain the
          --------------------------------
     books and records of PetroCorp, utilizing Kaiser-Francis software and hardware or third party software or hardware, in accordance with applicable laws and with generally accepted accounting principles applied on a basis consistent with the prior practices of PetroCorp.

2.7  Commingling of Assets. Kaiser-Francis shall separately maintain and not
     ---------------------
commingle the assets of PetroCorp with those of Kaiser-Francis.

2.8  Transition Period.  PetroCorp acknowledges that the first six months
     -----------------
following the Effective Date shall be a transition period in which Administrative Services and Oil and Gas Operations are shifted from PetroCorp to Kaiser-Francis (the "Transition" and "Transition Period"). During this period, Kaiser-Francis will cause PetroCorp to continue certain employees in the employment of PetroCorp until the completion of the Transition. Kaiser-Francis shall use its best efforts to complete the Transition as soon as practicable and shall complete the Transition within the Transition Period.

                                 ARTICLE III.

                          KAISER-FRANCIS COMPENSATION

3.1  Compensation.  PetroCorp shall pay Kaiser-Francis, as Kaiser-Francis' sole
     ------------
compensation for providing the Services, the Kaiser-Francis Compensation, comprised of the following:


     A.   Services Fee.  PetroCorp shall pay Kaiser-Francis a monthly fee for
          ------------
     the Services equal to 100% of the Operator's Fees and Non-Operator's Fees, respectively, for each of the PetroCorp Operated Properties and Non-Operated Properties.

     B.   Overriding Royalty.  As additional consideration for the performance
          ------------------
     of the Services, Kaiser-Francis shall receive the following proportionately reduced overriding royalty interests (collectively, the "ORRI Interest"):

          (i)  New Prospects on Existing Lands.  With respect to each New
               -------------------------------
     Prospect on Existing Lands, Kaiser-Francis shall receive a proportionately reduced overriding royalty interest equal to 1% of 8/8ths of oil, gas and
                                                  ------------
     other hydrocarbons produced from or attributable to, PetroCorp's existing or hereafter acquired oil and gas leases and/or fee or other mineral interests covering lands within the respective Prospect Area.

               Notwithstanding the foregoing, Kaiser-Francis shall not be entitled to an overriding royalty interest in the lands described in
     Exhibit 3.1B, except that, with respect to each New Prospect (a) covering lands included in any of the respective Areas of Mutual Interest described in such Exhibit 3.1B, and (b) identified after the expiration of the respective Area of Mutual Interest, Kaiser-Francis shall receive a proportionately reduced overriding royalty interest equal to 2% of 8/8ths
                                                                  ------------
     of oil, gas and other hydrocarbons produced from or attributable to, PetroCorp's oil and gas leases and/or fee or other mineral interest covering lands within such Prospect Area.

          (ii) New Prospects on Acquired Lands.  Except as provided below, with
               -------------------------------
     respect to each New Prospect on Acquired Lands, Kaiser-Francis shall receive a proportionately reduced overriding royalty interest equal to 2%
                                                                            --
     of 8/8ths of oil, gas and other hydrocarbons produced from or attributable
     ---------
     to, PetroCorp's hereafter acquired oil and gas leases and/or fee or other mineral interests covering lands within the respective Prospect Area.

               Notwithstanding the foregoing, Kaiser-Francis shall not be
                                                                   ---
     entitled to an overriding royalty interest on hereafter acquired lands to the extent the lands are Proved Oil and Gas Reserves. Further, if, in an acquisition of Proved Oil and Gas Reserves, PetroCorp also hereafter acquires lands that are not Proved Oil and Gas Reserves ("Unproved Lands") then (i) with respect to Unproved Lands within Prospects identified by parties other than Kaiser-Francis prior to such acquisition, Kaiser-Francis shall not be entitled to an overriding royalty interest; and (ii) with respect to Unproved Lands within Prospects identified by Kaiser-Francis after such acquisition, Kaiser-Francis shall receive a proportionately reduced overriding royalty interest equal to 1% of 8/8ths of oil, gas and
                                                  ------------
     other hydrocarbons produced from or attributable to, PetroCorp's oil and gas leases and/or fee or other mineral interest covering lands within such Prospect Area.

          (iii)  Form of Assignment of ORRI. After a New Prospect has been
                 --------------------------
     identified, PetroCorp shall execute, acknowledge and deliver to Kaiser-Francis an Assignment of Overriding Royalty Interest, substantially in the form of Exhibit 3B-1 (with respect to properties in the United States) or
     Exhibit 3B-2 (with respect to properties in Canada) attached hereto, with respect to such New Prospect promptly upon request by Kaiser-Francis. Such Assignment shall provide that the overriding royalty interest shall be proportionately reduced in the event that PetroCorp owns less than the entire working interest in and to the leases or mineral interests subject thereto or such leases cover less than the entire mineral estate.

     C.   Back-In.  As further additional consideration for the performance of
          -------
     the

     Services, Kaiser-Francis shall receive after Prospect Payout with respect to each New Prospect an undivided working interest as provided below (herein, collectively, the "Back-In"):

          (i)    New Prospects on Existing Lands.  With respect to each New
                 -------------------------------
     Prospect on Existing Lands, Kaiser-Francis shall receive a Back-In equal to 15% of PetroCorp's existing or hereafter acquired interest in the oil and
     ---
     gas leases and fee mineral interests covering lands within the respective Prospect Area.

                 Notwithstanding the foregoing, Kaiser-Francis shall not be entitled to a Back-In in and to the lands described in Exhibit 3.1B; provided, however, that with respect to each New Prospect (a) covering lands included in any of the respective Areas of Mutual Interest described in such Exhibit 3.1B, and (b) identified after the expiration of the respective Area of Mutual Interest, Kaiser-Francis shall receive after Prospect Payout an undivided working interest equal to 25% of PetroCorp's
                                                            ---
     interest in oil and gas leases and fee mineral interests covering lands within such Prospect Area.

          (ii)   New Prospects on Acquired Lands.  With respect to each New
                 -------------------------------
     Prospect on Acquired Lands, Kaiser-Francis shall receive a Back-In equal to 25% of PetroCorp's hereafter acquired interest in the oil and gas leases
     ---
     and fee mineral interests covering lands within the respective Prospect
     Area.

                 Notwithstanding the foregoing, Kaiser-Francis shall not be entitled to a Back-In in and to hereafter acquired lands to the extent the lands are Proved Oil and Gas Reserves. Further, if, in an acquisition of Proved Oil and Gas Reserves, PetroCorp also hereafter acquires Unproved Lands, then (i) with respect to Unproved Lands within Prospects identified by parties other than Kaiser-Francis prior to such acquisition, Kaiser-Francis shall not be entitled to a Back-In; and (ii) with respect to Unproved Lands within Prospects identified by Kaiser-Francis after such acquisition, Kaiser-Francis shall receive a Back-In equal to 15% of
                                                                  ---
     PetroCorp's hereafter acquired interest in the oil and gas leases and fee mineral interests covering lands within the respective Prospect Area.

          (iii)  Form of Assignment of Back-In.  For each New Prospect,
                 -----------------------------
     PetroCorp shall furnish Kaiser-Francis quarterly Prospect Payout statements setting forth the cumulative Prospect Net Proceeds and Prospect Exploration and Development Costs, and, within thirty (30) days after Prospect Payout has occurred, PetroCorp shall execute, acknowledge and deliver to Kaiser-Francis a Partial Assignment of Oil and Gas Leases, substantially in the form of Exhibit 3.1C attached hereto, of Kaiser-Francis's undivided working interest in the oil and gas leases and fee mineral interests in the Prospect Area, such assignment to be made without warranty, except that PetroCorp shall warrant the interest so assigned to be free of claims and encumbrances arising by, through, or under PetroCorp but not otherwise.

3.2  Provisions Respecting Payment of Costs of Administrative Services.
     -----------------------------------------------------------------
Kaiser-Francis shall pay all costs of the Services except the following expenses which shall be borne by PetroCorp:

     A.   Oil and Gas Operations.  Direct expenses of oil and gas operations
          ----------------------
     (including, without limitation, drilling, completion, plugging and abandoning, production, gathering, processing, and transportation) charged to working interests owners;

     B.   Consulting Fees.  Third-party legal, accounting, engineering, and
          ---------------
     consulting fees and expenses; provided, however, that Kaiser-Francis shall not charge as a third-party expense the cost of performing such services that (i) either were performed in-house by PetroCorp prior to the date hereof; or (ii) are customarily performed in-house by Kaiser-Francis after the date hereof;

     C.   Filing Fees.  Filing, processing, and other fees of regulatory
          -----------
     agencies, including, but not limited to, state oil and gas commissions, state securities commissions, the Securities and Exchange Commission, the American Stock Exchange, Department of Justice, and the like;

     D.   Director, Officer and Employee Expenses.  The costs and expenses of
          ---------------------------------------
     PetroCorp's directors, officers, and employees (except officers and employees of Kaiser-Francis), including: (i) Director and Officer Liability Insurance; (ii) Directors' fees and expenses; (iii) all compensation and other expenses of any officers of PetroCorp who are not KF Nominees; and
     (iv) PetroCorp officer and employee expenses, including but not limited to insurance and other benefits;

     E.   Facility Expenses.  Rent for facilities and other occupancy expenses,
          -----------------
     except rent for facilities of Kaiser-Francis and occupancy expenses associated with facilities of Kaiser-Francis;

     F.   Travel and Entertainment.  Travel and entertainment expense reasonably
          ------------------------
     incurred directly for the benefit of PetroCorp in the performance of the Services and not covered by the provisions of applicable joint operating agreements;

     G.   Other.  Other third-party expenses not heretofore enumerated which an
          -----
     oil and gas exploration and development company registered under Section 12(g) of the Securities Exchange Act of 1934 with a class of capital stock listed for trading on the American Stock Exchange would incur in the usual and customary conduct of its own corporate affairs.

     As used in this section, third-party expenses shall include expenses, whether payable to an Affiliate of Kaiser-Francis or to a non-affiliated entity, only to the extent such expenses are competitive with those otherwise generally available in the area in which services or materials were furnished.

                                  ARTICLE IV.

                             CONFLICTS OF INTEREST

4.1  Corporate Opportunities.
     -----------------------

     A.   Kaiser-Francis Opportunities.  PetroCorp hereby acknowledges that
          ----------------------------
     Kaiser-Francis and its Affiliates are actively and substantially engaged in the oil and gas exploration business, and agrees that Kaiser-Francis and its Affiliates (including the officers of Kaiser-Francis who may be KF Officer Nominees) shall be free to continue to engage in such business, whether or not such business is deemed to be in competition with PetroCorp. Subject to Kaiser-Francis's compliance with the Section 4.1B no business in which Kaiser-Francis or its Affiliates (including officers of Kaiser-Francis who may be KF Officer Nominees) engage shall be deemed to be a corporate opportunity of PetroCorp.

     B.   Prospect Allocation.  Kaiser-Francis shall cause Prospects developed
          -------------------
     by Kaiser-Francis employees after the Effective Date to be (i) developed for the account of Kaiser-Francis or (ii) to be developed for the account of PetroCorp or (iii) for the account of both Kaiser-Francis and PetroCorp in such percentages as Kaiser-Francis shall determine (the "Prospect Allocation") based upon the following factors:

          (1) the geographic proximity of the Prospect to existing oil and gas production, non-producing oil and gas leasehold positions, or Prospects of Kaiser-Francis and/or PetroCorp;

          (2) the geological comparability of the Prospect to existing oil and gas production, non-producing oil and gas leasehold positions, or exploration or exploitation prospects of Kaiser-Francis and/or PetroCorp;

          (3) the potential adverse impact of the Prospect on existing oil and gas production, non-producing oil and gas leasehold positions, or Prospects of Kaiser-Francis and/or PetroCorp, as a result of drainage or other factors;

          (4)  the nature and extent of the risk involved in the Prospect; and,

          (5)  budgetary constraints.

     The Prospect Allocations by Kaiser-Francis shall be binding upon PetroCorp provided, and subject to the conditions, that: (i) Kaiser-Francis shall have reported in writing a reasonable summary (including a summary of the factors set forth above) to the Board of Directors of PetroCorp Incorporated prior to or as soon as possible after the acquisition of the Prospect, but in no event later than the commencement of any drilling or reworking operation thereon and the Board of Directors of PetroCorp Incorporated shall not have adopted at such meeting a resolution objecting to the Prospect Allocation; and (ii) Kaiser-Francis made the Prospect Allocation in Good Faith. If the Board of Directors adopts a resolution objecting to any Prospect Allocation and PetroCorp establishes that Kaiser-Francis's determination was unreasonable or not in Good Faith, then the Prospect Allocation shall not be binding upon PetroCorp and the acquired Prospect (or such portion thereof as PetroCorp may elect to acquire) shall be offered to PetroCorp under the same terms and conditions as the Prospect was acquired by Kaiser-Francis.

4.2  Affiliated Transactions.  All transactions between Kaiser-Francis and its
     -----------------------
Affiliates and PetroCorp ("Affiliated Transactions") shall be on terms and conditions at least as favorable to PetroCorp as those prevailing in the exploration and production industry for comparable transactions between unaffiliated parties (the "Affiliated Transaction Standard"). The determination of Kaiser-Francis that the Affiliated Transaction Standard in respect of an Affiliated Transaction is met shall be binding upon PetroCorp provided, and subject to the conditions, that (i) Kaiser-Francis shall have reported in writing a reasonable summary (including, but not limited to, a reasonable summary of the terms and conditions of the Affiliated Transaction) of the Affiliated Transaction to the Board of Directors at the meeting of the Board next following the consummation of the Affiliated Transaction (or prior to the consummation of the Affiliated Transaction if required under the Texas Business Corporation Act or other applicable law) and the Board of Directors of PetroCorp Incorporated shall not have adopted at such meeting a resolution objecting to the Affiliated Transaction; and (ii) Kaiser-Francis made the determination in Good Faith. If the Board of Directors adopts a resolution objecting to any Affiliated Transaction and PetroCorp establishes that Kaiser-Francis's determination was unreasonable or not in Good Faith, then the Affiliated Transaction shall not be binding upon PetroCorp.

                                  ARTICLE V.

                        REPRESENTATIONS AND WARRANTIES

5.1 Representations and Warranties of Kaiser-Francis. Kaiser-Francis represents and warrants to PetroCorp that the following are, and at all times during the term of this Agreement shall remain, true and correct:

     A. Organization and Authority. Kaiser-Francis has all requisite power and capacity, is under no legal restraint, and has all necessary authority to enter into this Agreement and perform its obligations hereunder. Kaiser-Francis is a corporation duly organized and constituted and existing under the laws of the State of Delaware and is qualified to conduct business in each of the jurisdictions in which such qualification is necessary to perform its obligations hereunder. The Agreement has been duly executed and delivered by Kaiser-Francis, and the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and the compliance by Kaiser-Francis with the terms of this Agreement do not and will not conflict with or result in a breach of any terms of, or constitute a default under, the Articles of Incorporation or Bylaws of Kaiser-Francis or any other material agreement, instrument, writ, order, judgment or decree to which Kaiser-Francis is a party or is subject or by which it is bound. This Agreement constitutes a valid obligation of Kaiser-Francis enforceable in accordance with its terms except as limited by bankruptcy, insolvency, reorganization or other such laws concerning the rights of creditors.

     B. No Claims. To the knowledge of Kaiser-Francis, except with respect to such matters that would not, if determined adversely to Kaiser-Francis, have a material adverse effect on Kaiser-Francis or its ability to perform its obligations hereunder, Kaiser-Francis is not in default under any applicable laws or under any order of any court or governmental administrative body having jurisdiction, and there are no claims, actions, suits or proceedings, pending or threatened, against Kaiser-Francis at law or in equity, or before or by any administrative body having jurisdiction, and no notice of any claim, action, suit or proceeding, whether pending or threatened, has been received. To the knowledge of Kaiser-Francis, there is no claim, litigation, action, suit or proceeding, administrative or judicial, pending or threatened which seeks to restrain or seeks damages in connection with the consummation of the transactions contemplated herein.

     C.   Personnel.  Except with respect to third-party legal, accounting,
          ---------
     consulting and other services for which it is contemplated herein that Kaiser-Francis will contract with consultants, Kaiser-Francis has and at all times during the term of this Agreement shall have in its employ or available to it personnel sufficient in numbers and training to enable it to perform its obligations hereunder.

     D.   Intellectual Property Rights.  To the extent Kaiser-Francis uses
          ----------------------------
     third-party software, seismic data or other intellectual property in the performance of the Services, Kaiser-Francis has (or at the time it uses such third-party property in connection with the performance of the Services will have) such licenses and authorizations necessary to authorize its use of such third-party software, seismic data or other intellectual property. Kaiser-Francis has not received any notification that it has infringed upon or is infringing upon, or has engaged in or is engaging in any unauthorized use or misappropriation of, any intellectual property owned by or belonging to any other person; and there is no pending or threatened claim, and no basis for the assertion of any claim, against Kaiser-Francis with respect to any such infringement, unauthorized use or misappropriation.

                                  ARTICLE VI.

                                INDEMNIFICATION

6.1  Indemnification by Kaiser-Francis.  Kaiser-Francis hereby agrees to defend,
     ---------------------------------
indemnify and hold harmless PetroCorp and its officers, directors, shareholders, employees, agents and Affiliates (collectively, the "PetroCorp Indemnitees") from any and all threatened or actual claims, demands, causes of action, suits, proceedings, losses, damages, fines, penalties, liabilities, costs and expenses of any nature, including attorneys' fees and court costs (collectively, "Claims"), sustained or incurred by or asserted against the PetroCorp Indemnitees arising from (i) the breach of this Agreement by Kaiser-Francis; and
(ii) the gross negligence or willful misconduct of Kaiser-Francis in connection with the rendering of the Services.

6.2  Indemnification by PetroCorp. PetroCorp hereby agrees to defend, indemnify
     ----------------------------
and hold harmless Kaiser-Francis and its officers, directors, shareholders, employees, agents and Affiliates (collectively, the "Kaiser-Francis Indemnitees") from any and all threatened or actual Claims sustained or incurred by or asserted against the Kaiser-Francis Indemnitees arising from (i) the breach of this Agreement by PetroCorp; (ii) Kaiser-Francis's performance of the Services, except to the extent PetroCorp is entitled to indemnification with respect thereto from Kaiser-Francis pursuant to Section 6.1 above.

6.3  Indemnification Procedures.  A Party requesting indemnification pursuant to
     --------------------------
this Article VI (the "Indemnified Party") shall promptly give notice to the Party from whom indemnification is sought (the "Indemnifying Party") of the Claim for which indemnification is sought, and the Indemnifying Party shall defend such Claim by counsel selected by the Indemnifying Party (provided that such counsel shall be reasonably satisfactory to the Indemnified Party), and the Indemnifying Party shall pay all expenses therefor. The Indemnified Party may, at its own expense, employ separate counsel and participate in defense of such Claims.

6.4  Survival.  The indemnification provisions of this Article VI shall survive
     --------
the termination of this Agreement for a period of four (4) years.

                                 ARTICLE VII.

                                CONFIDENTIALITY

7.1  Confidentiality.  Kaiser-Francis shall maintain the confidentiality of all
     ---------------
Non-Public Information with respect to PetroCorp, its business or its assets; provided, however, that Kaiser-Francis may disclose such Non-Public Information
(i) in any judicial or alternative dispute resolution proceeding to resolve disputes between PetroCorp and Kaiser-Francis arising hereunder; (ii) to the extent disclosure is legally required under applicable laws or any agreement to which PetroCorp is a party or by which it is bound, provided, however, that prior to making any legally required disclosures in any judicial, regulatory or dispute resolution proceeding, Kaiser-Francis shall, if so advised by counsel, seek a protective order or other relief to prevent or reduce the scope of such disclosure; and (iii) to PetroCorp's existing or potential lenders, investors, joint interest owners, purchasers, or other parties with whom PetroCorp may enter into contractual relationships, to the extent deemed by Kaiser-Francis to be reasonably necessary or desirable to enable it to perform the Services, provided that Kaiser-Francis shall require such third parties to execute agreements to maintain the confidentiality of the Non-Public Information so disclosed; and (iv) if authorized by the Board of Directors of PetroCorp Incorporated. Kaiser-Francis acknowledges that the Non-Public Information is being furnished to Kaiser-Francis for the sole and exclusive purpose of enabling it to perform the Services, and the Non-Public Information may not be used by it for any other purpose. The provisions of this Section shall survive the termination of this Agreement.

7.2  Insider Trading.  Kaiser-Francis acknowledges that it is aware that the
     ---------------
United States securities laws prohibit any person who has material, non-public information concerning PetroCorp from purchasing or selling any securities of PetroCorp or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities, and Kaiser-Francis will prohibit its employees, consultants and agents who are involved in the rendering of the Services from engaging in such practices.

                                 ARTICLE VIII.

                             TERM AND TERMINATION

8.1  Effective Date.  The effective date ("Effective Date") of this Agreement
     --------------
shall be the opening of business on the first day of the month next following the month in which the shareholders of PetroCorp shall approve this Agreement.

8.2  Term.  The term of this Agreement (the "Term") shall commence at the
     ----
Effective Date and end (the "Termination Date") at the close of business on the last day of the sixth (6th) full calendar month following notice of termination by a Party; provided, however, no Party shall give notice of termination of this Agreement until after the first anniversary date of the Effective Date of this Agreement.

8.3  Renegotiation.  At any time during which Kaiser-Francis and its Affiliates
     -------------
own less than thirty-five percent (35%) of the issued and outstanding common stock of PetroCorp, either Party (the "Proposing Party") may propose to the other Party (the "Responding Party") changes in any of the terms and provisions of this Agreement (a "Renegotiation Proposal"). Promptly upon receipt of a Renegotiation Proposal, the Parties shall, for a period of at least twenty (20) business days, negotiate in Good Faith in an effort to reach an agreement respecting the Renegotiation Proposal. The provisions of this section shall not be in derogation of the provisions of the preceding section respecting notice of termination of this Agreement.

                                  ARTICLE IX.

                      AUDIT RIGHTS AND DISPUTE RESOLUTION

9.1  Audit Rights.  PetroCorp shall have the right at any time during the Term
     ------------
of this Agreement, but not more than once in any twelve-month period, to audit, examine and make copies of or extracts from the books and records of PetroCorp and, to the extent necessary to verify the performance by Kaiser-Francis of its obligations under this Agreement (including, without limitation, the Kaiser-Francis Compensation), the books and records of Kaiser-Francis (the "Audit Right"). PetroCorp may exercise the Audit Right through such auditors (excluding legal counsel) as the Board of Directors of PetroCorp Incorporated may determine in its sole discretion. PetroCorp shall (i) exercise the Audit Right only upon reasonable notice to Kaiser-Francis and (ii) use reasonable efforts to conduct the Audit Right in such a manner as to minimize the inconvenience and disruption to Kaiser-Francis.

9.2  Resolution Committee.  Either Party may request at any time during the Term
     --------------------
hereof a resolution committee (the "Resolution Committee") to attempt to resolve disputes arising hereunder. The Resolution Committee shall be comprised of three members, being the Chairman of the Board of PetroCorp Incorporated, who shall chair the Resolution Committee, and one member selected by of each of the respective Boards of the Parties (provided that the representative of the PetroCorp Incorporated Board shall not be an officer, director or employee of Kaiser-Francis). The Board of Directors of either Party may submit any dispute to the Resolution Committee by written request to the chairman of the Resolution Committee, who shall, within twenty (20) days thereafter call a meeting of the Resolution Committee. The Resolution Committee shall attempt to resolve the dispute, provided, however, that the recommendation of the Resolution Committee shall not be binding upon either Party. If within thirty (30) days after the Resolution Committee is convened, the Resolution Committee is unable to reach a consensus on resolution of the dispute, or either of the Parties is dissatisfied by the resolution proposed by the Resolution Committee, then either Party may pursue its legal and equitable remedies in an arbitration proceeding as provided hereinbelow.

9.3  Arbitration.  In the event of a dispute between PetroCorp and Kaiser-
     -----------
Francis hereunder that has not been resolved by the Dispute Resolution Committee within thirty (30) days after the Resolution Committee is convened, then the dispute may, upon the written notice of any party, be submitted to the American Arbitration Association ("AAA") for binding arbitration in Tulsa, Oklahoma, before a panel of three (3) arbitrators, one selected by each party and the third selected by the two so selected. If either party fails to timely designate an arbitrator or if the two so selected are unable to agree upon the appointment of a third, then any party may apply to the AAA requesting the appointment of the arbitrator. The arbitration shall be conducted under the United States Arbitration Act (9 U.S.C. (S) 1 et seq). Except as contradicted by the United States Arbitration Act or the provisions of this Agreement, the arbitration shall be conducted in accordance with the rules of the American Arbitration Association then in effect, including, without limitation, the Code of Ethics for Arbitrators in Commercial Disputes. The majority decision of the arbitrators on any point or points will be final. Judgment may be entered upon any award made hereunder in any court having jurisdiction in the premises. Each Party shall pay its own costs of the arbitration including attorneys' fees, preparation and travel expenses. All other costs of arbitration, including the cost of the arbitrators, shall be borne equally by the parties.

9.4  Attorneys' Fees and Expenses.  In any action brought by a party hereto to
     ----------------------------
enforce the obligations of any other party hereto, the prevailing party shall be entitled to collect from the opposing party to such action such party's reasonable litigation costs and attorneys fees and expenses (including court costs, reasonable fees of accountants and experts, and other expenses incidental to the litigation).

                                  ARTICLE X.

                       PETROCORP INCORPORATED GOVERNANCE

10.1 Officers of PetroCorp Incorporated.  During the Term of this Agreement:
     ----------------------------------

     A. Kaiser-Francis shall nominate annually for election as officers of PetroCorp Incorporated such persons (which may include employees of Kaiser-Francis) as Kaiser-Francis deems appropriate to conduct the business and affairs of PetroCorp (the "KF Officer Nominees"); and,

     B. Subject to the exercise by the members of the Board of Directors of their fiduciary obligations arising under the Texas Business Corporations Act, the Board of Directors of PetroCorp Incorporated shall elect the KF Nominees as the officers of PetroCorp Incorporated and,

     C. Subject to their election by the Board of Directors, Kaiser-Francis shall cause the KF Officer Nominees to serve as the officers of PetroCorp Incorporated at the sole cost of Kaiser-Francis.

     D. The officers of PetroCorp Incorporated for the period of time commencing on the Effective Date and continuing until the annual meeting of shareholders of PetroCorp Incorporated and thereafter until their successors are elected are set forth in Schedule 10.1 attached hereto.

                                  ARTICLE XI.

                           MISCELLANEOUS PROVISIONS

11.1 Notices.  All notices or advices required or permitted to be given by or
     -------
pursuant to this Agreement, shall be given in writing. All such notices and advices shall be (i) delivered personally, (ii) delivered by facsimile or delivered by U.S. Registered or Certified Mail, Return Receipt Requested mail, or (iii) delivered for overnight delivery by a nationally recognized overnight courier service. Such notices and advices shall be deemed to have been given (i) the first business day following the date of delivery if delivered personally or by facsimile, (ii) on the third business day following the date of mailing if mailed by U.S. Registered or Certified Mail, Return Receipt Requested, or (iii) on the date of receipt if delivered for overnight delivery by a nationally recognized overnight courier service. All such notices and advices and all other communications related to this Agreement shall be given as follows:

          If to PetroCorp:       To such person or persons as the Board of
                                 Directors of PetroCorp Incorporated by
                                 Resolution shall designate and in the absence of such designation to each member of the Board of Directors.

          With Copy to:          Mayor, Day, Caldwell & Keeton, L.L.P.
                                 700 Louisiana, Suite 1900
                                 Houston, Texas  77002
                                 Attn:  Cheryl S. Phillips
                                 (713) 225-7059 - Telephone
                                 (713) 225-7047 - Facsimile

          If to Kaiser-Francis:  Steve Berlin
                                 KAISER-FRANCIS OIL COMPANY
                                 P.O. Box 21468
                                 Tulsa, OK 74121-1468
                                 (918) 491-4501 - Telephone
                                 (918) 491-4694 - Facsimile

          With Copy to:          Frederic Dorwart
                                 Old City Hall
                                 124 East Fourth Street
                                 Tulsa, OK 74103
                                 (918) 583-9945 - Telephone
                                 (918) 583-8251 - Facsimile
or to such other address as the party may have furnished to the other parties in accordance herewith, except that notice of change of addresses shall be effective only upon receipt.

11.2 Year 2000 Compliance.   Kaiser-Francis shall take reasonable steps to
     --------------------
insure (i) that any wells, pipelines or other facilities or equipment and any operations, systems or applications used directly or indirectly to support the operations contemplated by this Agreement, including any components thereof or systems related thereto or embedded therein, correctly process date information before, during and after midnight, December 31, 1999 (including accepting date input, providing date output, and performing calculations and comparisons on dates or portions of dates) and function accurately and without interruption before, during and after January 1, 2000 through January 1, 2005 without any change in operations associated with the advent of January 1, 2000; and (ii) that operations under or in support of this Agreement will not be materially disrupted by the inability of any material vendors, suppliers, or subcontractors for goods or services to likewise correctly process such date information and continue operations without interruption due to the advent of January 1, 2000.

11.3 Governing Law.  This Agreement shall be subject to, and interpreted by and
     -------------
in accordance with, the laws (excluding conflict of law provisions) of the State of Oklahoma.

11.4 Entire Agreement.  This Agreement is the entire Agreement of the parties
     ----------------
respecting the subject matter hereof. There are no other agreements, representations or warranties, whether oral or written, respecting the subject matter hereof.

11.5 Construction.  This Agreement, and all the provisions of this Agreement,
     ------------
shall be deemed drafted by all of the parties hereto.

11.6 Authority.  Each of the persons signing below on behalf of a party hereto
     ---------
represents and warrants that he or she has full requisite power and authority to execute and deliver this Agreement on behalf of the parties for whom he or she is signing and to bind such party to the terms and conditions of this Agreement.

11.7 Counterparts.  This Agreement may be executed in counterparts, each of
     ------------
which shall be deemed an original. This Agreement shall become effective only when all of the parties hereto shall have executed the original or counterpart hereof. This agreement may be executed and delivered by a facsimile transmission of a counterpart signature page hereof.

11.8 Successors and Assigns. This Agreement may not be assigned (including
     ----------------------
performance by subcontract) by either Party hereto. This Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors.

11.9   No Third Party Beneficiaries.  This is not a third party beneficiary
       -----------------------------
contract. No person or entity other than Kaiser-Francis, the Kaiser-Francis Indemnitees, PetroCorp, and the PetroCorp Indemnitees shall have any rights under this Agreement.

11.10  Amendments.  This Agreement may be amended or modified only in a writing
       ----------
which specifically references this Agreement.

11.11  Relationship of the Parties.  Nothing in this Agreement shall be
       ---------------------------
construed to create a partnership or joint venture, nor to authorize either Party to act as agent for or representative of the other Party. Each Party shall be deemed an independent contractor and neither Party shall act as, or hold itself out as acting as, agent for any other Party.

11.12  No Waiver.  A Party to this Agreement may decide not to require, or fail
       ----------
to require, full or timely performance of any obligation arising under this Agreement. The decision not to require, or failure of a Party to require, full or timely performance of any obligation arising under this Agreement (whether on a single occasion or on multiple occasions) shall not be deemed a waiver of any such obligation. No such decisions or failures shall give rise to any claim of estoppel, laches, course of dealing, amendment of this Agreement by course of dealing, or other defense of any nature to any obligation arising hereunder.

11.13  Time of the Essence.  Time is of the essence with respect to each
       -------------------
obligation arising under this Agreement.

11.14  Unenforceability.  In the event any provision of this Agreement, or the
       ----------------
application of such provision to any person or set of circumstances, shall be determined to be invalid, unlawful, or unenforceable to any extent for any reason, the remainder of this Agreement, and the application of such provision to persons or circumstances other than those as to which it is determined to be invalid, unlawful, or unenforceable, shall not be affected and shall continue to be enforceable to the fullest extent permitted by law.

       Dated the date first set forth above.

                          KAISER-FRANCIS OIL COMPANY


                          By:___________________________________________________
                              D. Joseph Graham, Chief Financial Officer


                          PETROCORP INCORPORATED

                          By:___________________________________________________
                              W. Neil McBean, President & CEO

                                 SCHEDULE 10.1

                        PETROCORP INCORPORATED OFFICERS

          Gary Christopher, President and Chief Executive Officer*

          Tony Pelletier, Executive Vice President and Chief Operating Officer

          Richard Dunham, Vice President for Engineering

          Steve Berlin, Vice-President and Chief Financial Officer

          Ted Jacobson, Vice-President for Operations

          Les Watson, Vice President of Canadian Operations

          Michael W. Moore, Vice-President for Marketing

          Reece A. Hembree, Treasurer

          Frederic Dorwart, Secretary

          Sheryl Green, Assistant Secretary

          Eric C. Lowe, Assistant Secretary

          Michael W. Moore, Assistant Secretary

          Bruce Kenney, Assistant Secretary

          Matthew M. Browne, Assistant Secretary


          * The Chairman of the Board shall be elected by the Board of Directors.

                 PCC ENERGY CORP. & PCC ENERGY, INC. OFFICERS

          Les Watson, Vice President

Proxy                        PETROCORP INCORPORATED
               ANNUAL MEETING OF SHAREHOLDERS --           , 1999
          This Proxy Is Solicited on Behalf of the Board of Directors

  The undersigned holder of Common Stock of PetroCorp Incorporated (the
"Company") hereby appoints               and                 , or any one of
them, his or her proxies with full power of substitution, to vote at the Annual Meeting of Shareholders of the Company and at any adjournment thereof, the number of votes which the undersigned would be entitled to cast if personally presented on all matters coming before the meeting.
1. Proposal to approve a Management Agreement between the Company and Kaiser-Francis Oil Company, a Delaware Corporation ("KFOC"), pursuant to which KFOC will provide management and administrative support services for all of the Company's operations and the operations of its wholly-owned subsidiaries, both in the United States and in Canada.
     [_] FOR              [_] AGAINST              [_] ABSTAIN
2.  Election of directors for a term expiring in 2002:
                 [_] FOR                     [_] WITHHOLD AUTHORITY
                 All nominees listed below   to vote for all nominees
                 (except as marked below)    listed below

                              Gary R. Christopher
                               Stephen M. McGrath
3. Proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent accountants for the fiscal year ending December 31, 1999.
     [_] FOR              [_] AGAINST              [_] ABSTAIN

                   (continued and to be signed on other side)
4. To consider and take action, in accordance with their best judgment, upon any other matter which may properly come before the meeting or any adjournment thereof.

  All as more particularly described in the proxy statement dated           ,
1999 relating to such meeting, receipt of which is hereby acknowledged.

INSTRUCTIONS: To withhold authority to vote for any nominee, draw a line through or strike out that nominee's name as set forth above. This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR Proposals 1 and 3 and FOR the nominees listed in Proposal 2.

                                            -----------------------------------

                                            -----------------------------------
                                                Signature of Shareholder(s)

                                            Please sign your name exactly as
                                            name appears hereon. Joint owners
                                            must each sign. When signing as
                                            attorney, executor, administrator,
                                            trustee or guardian, please give
                                            your full title as it appears
                                            herein.

                                            Dated: ______________________, 1999

 Please mark, sign, date and return in the enclosed envelope, which requires no postage if mailed in the United States.